UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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People’s United Financial, Inc.

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March 8, 2013

Dear Shareholder:

On behalf of the Board of Directors of People’s United Financial, Inc., I cordially invite you to attend our 2013 annual meeting of shareholders at 850 Main Street, Bridgeport, Connecticut on Thursday, April 18, 2013 at 10:00 a.m. The accompanying proxy statement details the actions on which you are asked to vote at the annual meeting. Please read it carefully.

Whether or not you choose to join us at the annual meeting, I urge you to complete, sign and date the proxy card and return it promptly in the postage-paid envelope to ensure that your shares are represented. You may also cast your vote by telephone or electronically, instead of by mail. If you have any questions about your proxy card, voting procedures or other matters set forth in the proxy statement, please feel free to call our Investor Relations department at 203-338-7228.

On behalf of our Board of Directors, our management team and all of our employees, I want to thank you for your investment in People’s United Financial and the continued opportunity to work for you.

Sincerely,

John P. Barnes

President and Chief Executive Officer

People’s United Financial, Inc. • 850 Main Street, P.O. Box 1580 • Bridgeport, Connecticut 06601-1580 • 203-338-7171

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 18, 2013

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of People’s United Financial, Inc. (“People’s United”) will be held on Thursday, April 18, 2013, at 10:00 a.m. local time at 850 Main Street, Bridgeport, Connecticut, for the following purposes:

1. To elect four directors who, with the six directors whose terms of office do not expire at the annual meeting, will constitute the full Board of Directors of People’s United;

2. To cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement;

3. To consider and vote upon a proposal to amend and restate the Certificate of Incorporation of People’s United to provide for the annual election of directors;

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

5. To act on any other proposal that may properly come before the annual meeting or any adjournment or postponement thereof.

We have fixed the close of business on February 20, 2013 as the record date for determination of shareholders entitled to notice of and to vote at the 2013 annual meeting or at any adjournment or postponement thereof. Record holders of People’s United common stock as of the record date are entitled to vote at the annual meeting.

A list of the holders of People’s United common stock entitled to vote at the annual meeting will be available for inspection on request by any People’s United shareholder for any purpose germane to the annual meeting at our headquarters, located at 850 Main Street, Bridgeport, Connecticut 06604, during normal business hours beginning no later than ten days prior to the date of the annual meeting and continuing through the date of the annual meeting.

WE URGE YOU TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY CAST YOUR VOTE BY TELEPHONE OR ELECTRONICALLY INSTEAD IF YOU SO CHOOSE. IF YOU WERE A SHAREHOLDER OF RECORD ON THE RECORD DATE AND ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY OR TELEPHONE OR ELECTRONIC VOTE AND VOTE IN PERSON.

By Order of the Board of Directors

Robert E. Trautmann, Secretary

Bridgeport, Connecticut

March 8, 2013

People’s United Financial, Inc. • 850 Main Street, P.O. Box 1580 • Bridgeport, Connecticut 06601-1580 • 203-338-7171

PROXY STATEMENT

General

We are furnishing this proxy statement to the shareholders of People’s United Financial, Inc., which we refer to as People’s United or the Company, in connection with the solicitation of proxies by our Board of Directors for use at the 2013 annual meeting of shareholders to be held on Thursday, April 18, 2013 at 10:00 a.m. local time at 850 Main Street, Bridgeport, Connecticut. At the 2013 annual meeting, holders of the common stock, $0.01 par value per share, of People’s United will be asked to elect four directors; to cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement; to consider and vote upon a proposal to amend and restate the Certificate of Incorporation of People’s United to provide for the annual election of directors; to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013; and to act on any other proposal that may properly come before the annual meeting or any adjournment or postponement thereof.

We are furnishing this proxy statement and the enclosed form of proxy to our shareholders beginning on or about March 8, 2013.

Proxies

The accompanying form of proxy is for use at the 2013 annual meeting if you will be unable to attend in person or wish to have your shares voted by proxy even if you do attend the meeting. Instead of completing the accompanying form of proxy, you may cast a proxy vote by telephone or electronically, by following the telephone or Internet voting instructions printed on the proxy card. You can revoke a vote cast by written proxy or by proxy authorized by telephone or electronically, at any time before the proxy is exercised, by submitting to the Company’s Corporate Secretary a written notice of revocation or a properly executed proxy bearing a later date, by casting a subsequent vote by telephone or electronically, or by attending the meeting and voting in person. However, attendance at the annual meeting will not in and of itself constitute revocation of a proxy or other previously cast vote. You should address any written notices of revocation and other communications with respect to the revocation of proxies to: People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attention: Corporate Secretary. In addition, if your shares of common stock are not registered in your name, you will need additional documentation from the record holder(s) of such shares to vote in person at the annual meeting.

All shares of common stock represented by properly executed or telephonically or electronically authorized proxies received pursuant to this solicitation, and not subsequently revoked, will be voted at the annual meeting in the manner specified by the shareholder submitting the proxy. If no specification is made, the proxies will be voted “for” the election of each of the nominees for director identified in this proxy statement; “for” the advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement; “for” the proposal to amend and restate the Certificate of Incorporation; “for” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013; and in the discretion of the proxy holders, as to any other matter that may properly come before the annual meeting.

People’s United will bear the entire cost of soliciting proxies. In addition to the solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of our stock and secure their voting instructions, if necessary. We will reimburse those record holders for their reasonable expenses in doing so. We may also use our regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by telephone, facsimile, other electronic means, or special or express delivery letter.

Record Date and Voting Rights

The Board of Directors has fixed February 20, 2013 as the record date for determining People’s United shareholders entitled to notice of and to vote at the 2013 annual meeting. Only holders of record of shares of common stock at the close of business on that date are entitled to notice of and to vote at the annual meeting. On the record date, there were approximately          holders of record of our common stock and              shares of our common stock outstanding.

Shares representing a majority of the votes entitled to be cast at the annual meeting must be present in person or by proxy at the annual meeting in order for a quorum to be present. Shares of common stock present but not voting, and shares for which proxies have been received but with respect to which holders of such shares have abstained, will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Shares represented by proxies returned by a broker holding such shares in nominee or “street” name will be counted for purposes of determining whether a quorum exists, even if those shares are not voted on matters where discretionary voting by the broker is not allowed (known as broker non-votes).

Each share of common stock entitles a holder of record on the record date to one vote on each matter to be presented at the annual meeting, and all such shares vote together as a single class. The voting requirements for each matter presented are as follows:

•	For a nominee to be elected as a director, more votes must be cast “for” that nominee than are cast “against” (withheld from) that nominee.

•

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is necessary for advisory approval of the compensation of our named executive officers as disclosed in this proxy statement. Your vote on this item is advisory, and it will not be binding on the Company or the Board of Directors. However, the Compensation, Nominating and Governance Committee expects to take the outcome of the vote into account in connection with future executive compensation decisions.

•	The affirmative vote of a majority of the shares entitled to vote at the annual meeting is necessary for approval of the amendment and restatement of our Certificate of Incorporation.

•

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Abstentions from voting and broker non-votes will not be deemed to have been cast either “for” or “against” approval of the matters to be considered and voted upon at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of voting for the election of directors, and will have the effect of a vote “against” the advisory vote regarding approval of the compensation of our named executive officers disclosed in this proxy statement, “against” approval of the amendment and restatement of our Certificate of Incorporation, and “against” ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of February 20, 2013 with respect to beneficial ownership of the Company’s common stock by any person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 who is known by the Company to be the beneficial owner of more than five percent of the common stock.

Name and Address of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership(1)		Percent of Common Stock Owned(2)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	22,925,875	(3)		%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	18,792,862	(4)		%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	20,514,534	(5)		%

(1)	Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, unless otherwise indicated.
(2)	Shares reported as owned as of date indicated on the Schedule as filed, expressed as a percentage of shares outstanding as of February 20, 2013.
(3)	BlackRock, Inc. reports having sole voting and dispositive power with respect to all of these shares.
(4)	State Street Corporation reports having shared voting and dispositive power with respect to all of these shares.
(5)	The Vanguard Group, Inc. reports having sole voting power with respect to 612,249 such shares, sole dispositive power with respect to 19,929,348 such shares, and shared dispositive power with respect to 585,186 such shares.

We do not know of any other person who is the beneficial owner of more than 5% of the Company’s common stock as of the specified date.

Security Ownership of Management

The following table sets forth, as of February 20, 2013, the beneficial ownership of common stock by each director, each nominee for election as a director, each named executive officer (as defined below) who is not also a director, and by all directors and executive officers as a group. Except as indicated in the notes following the table, each person has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

	Common Stock
	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Nominees
John P. Barnes	811,530	*
Collin P. Baron	401,455	*
Kevin T. Bottomley	151,686	*
George P. Carter	447,774	*
John K. Dwight(a)	218,007	*
Jerry Franklin(b)	287,152	*
Janet M. Hansen	330,869	*
Richard M. Hoyt	381,494	*
Mark W. Richards(a)	274,489	*
Kirk W. Walters	536,807	*

Named Executive Officers(c)
Robert R. D’Amore	1,257,655	*
Lee C. Powlus	132,884	*
Jeffrey J. Tengel	180,368	*
All Directors, Nominees and Executive Officers as a Group (17 persons)	6,398,166	%

*	Denotes beneficial ownership of less than one-half of one percent of the outstanding shares of common stock.
(a)	Does not include additional shares owned by a non-qualified benefit trust for the benefit of Messrs. Dwight (94,235 shares) and Richards (147,497 shares) with respect to which the named directors have neither investment nor voting authority.
(b)	Mr. Franklin has pledged 12,500 of the shares owned by him as security for a loan from Synovus Bank.
(c)	The named executive officers consist of (1) the Chief Executive Officer (Mr. Barnes), the Chief Financial Officer (Mr. Walters), and (2) the three most highly compensated executive officers of the Company other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at year-end.

Stock ownership totals include shares of common stock that are: vested but remain subject to transfer restrictions (Column A); subject to forfeiture if certain conditions are not satisfied (Column B); held indirectly through benefit plans (Column C); or subject to acquisition whether upon the exercise of stock options or otherwise within 60 days from February 20, 2013 (Column D), as follows:

	A	B	C	D
Directors:
John P. Barnes	—	152,187	5,447	475,137
Collin P. Baron	13,714	7,419	—	194,415
Kevin T. Bottomley	—	7,419	19,982	—
George P. Carter	13,714	16,419	—	236,679
John K. Dwight	13,714	7,419	—	106,928
Jerry Franklin	13,714	7,419	—	194,415
Janet M. Hansen	13,714	7,419	—	194,415
Richard M. Hoyt	13,714	7,419	—	194,415
Mark W. Richards	13,714	7,419	—	106,928
Kirk W. Walters	—	124,240	4,098	275,988

Named Executive Officers:
Robert R. D’Amore	—	44,745	56,572	774,970
Lee C. Powlus	—	38,008	2,461	79,520
Jeffrey J. Tengel	—	67,230	657	100,651
All Directors, Nominees and Executive Officers as a Group (17 persons)	95,998	677,313	111,445	3,546,461

A small number of shares are held indirectly in benefit plans but remain subject to forfeiture if certain conditions are not satisfied. These shares are included in Column C but not in Column B. The number of shares reported in this manner is 316 shares for Mr. Tengel and 1,146 shares for all directors, nominees and executive officers as a group.

ITEM I. ELECTION OF DIRECTORS

Our Certificate of Incorporation currently provides for the election of directors by the shareholders and for the division of the Board of Directors into three classes of directors as nearly equal in number as reasonably possible. The terms of office of the members of one class expire and a successor class is elected for a three-year term at each annual meeting of shareholders. If Item III (proposed amendment and restatement of our Certificate of Incorporation to provide for the annual election of directors) is approved by the requisite vote, the terms of all directors will expire at the annual meeting of shareholders each year and the directors’ successors will be elected for one-year terms that will expire at the next annual meeting. If Item III is approved, the nominees for election at the Annual Meeting, if elected, will have terms expiring at the 2014 Annual Meeting. The current terms of the directors who were elected at the 2011 and 2012 Annual Meetings will not be affected and those directors will continue to hold their offices until their terms expire in 2014 and 2015, respectively.

Our Certificate of Incorporation provides that there will be between five and fifteen members of the Board of Directors, as fixed by resolution of the Board of Directors. The Board of Directors has resolved that there will be ten members of the Board following the 2013 Annual Meeting. Therefore, at the Annual Meeting, four directors will be elected to serve for one-year terms or, if Item III is not approved, for three-year terms. The terms of Kevin T. Bottomley, John K. Dwight, Janet M. Hansen and Mark W. Richards expire at the 2013 Annual Meeting, and each has been nominated for re-election. Each nominee has consented to being named in this proxy statement and to serve as a director of People’s United if elected. Directors elected at the annual meeting will serve until their respective successors have been elected and qualified. The persons named in the proxy intend to vote shares under the authority granted by the proxy for the election of all nominees named below. If any of the nominees should be unable to serve, the persons named in the proxy will use their discretion in voting the shares represented by such proxies.

Certain information concerning the nominees and the directors continuing in office, including ages as of March 1, 2013 and the business experience of each during the past five years, is set forth below. Information regarding each director’s length of service as a director of the Company includes such person’s term of service as a director of People’s United Bank (which we refer to as the Bank), if he or she was elected prior to 2007.

The Board of Directors recommends that shareholders vote “for” the election of each of the nominees listed below.

NOMINEES TO THE BOARD OF DIRECTORS

Kevin T. Bottomley, age 60, served as President and Chief Executive Officer of Danvers Bancorp, Inc. and its principal subsidiary, Danversbank, from 1996 until the merger of Danvers with the Company in July 2011. Mr. Bottomley became a member of the Company’s Board on July 1, 2011 when the merger became effective. He is a member of the Treasury and Finance Committee and of the Bank’s Loan Review and Trust Committees. Mr. Bottomley also serves as chairman of the board of directors of The Danversbank Charitable Foundation, Inc.

Mr. Bottomley has extensive experience in the financial services industry. In addition to his executive positions with Danvers, Mr. Bottomley had served as Chairman of the Danvers Board of Directors since 2003. Prior to joining Danvers, he was the Chief Lending Officer and Executive Vice President at Boston Private Bank & Trust Company. Mr. Bottomley began his career at Bankers Trust in 1976 in the Asia Pacific Division in the Reverse Multinational Group and in its London Branch. Mr. Bottomley earned his undergraduate degree from Harvard College in 1974 and his MBA from the University of Virginia in 1976.

Mr. Bottomley’s qualifications to serve on the Board include his demonstrated experience in executive leadership, strategic planning and governance of a public company. As a resident of northeastern Massachusetts, Mr. Bottomley adds geographic diversity to the board, and is a valuable source of insight and knowledge regarding the banking market in this portion of the Bank’s market area, including the greater Boston region.

John K. Dwight, age 68, became a member of the Board of Directors on January 1, 2008 following completion of the merger of Chittenden Corporation into People’s United. Mr. Dwight had served as a director of Chittenden since 1999. He is the founder and Chairman of Dwight Asset Management Company, a registered investment advisor managing over $60 billion in fixed income assets for insurance companies, stable value funds, and other institutional clients. Mr. Dwight is a former director of Old Mutual Asset Management US Holdings, Inc., a founding member of the Stable Value Investment Association and the Vermont Security Analysts Chapter. In addition, Mr. Dwight is a Trustee of St. Lawrence University and the Shelburne Museum.

Mr. Dwight has more than 20 years experience as a director of a publicly-held bank holding company, having served as a director and member of the audit committee of Eastern Bancorp, Inc. (parent of Vermont Federal Bank), a director of Vermont Financial Services Corporation (parent of Vermont National Bank), and a director of Chittenden (parent of multiple banks).

In evaluating Mr. Dwight’s qualifications as a director, the Board considered the contribution that his extensive expertise in the area of asset management and his considerable financial acumen has made to his board service. The Board determined that he brings to his role as director a strong proficiency in the area of analyzing and evaluating both company financial statements and complex financial instruments, which enhances his service not only as a member of the Board but also as a member of its Enterprise Risk and its Treasury and Finance Committees and as chair of the Bank’s Trust Committee.

The Board also determined that the diversity of perspective of the Board as a whole benefits from Mr. Dwight’s status as a resident of Vermont and a very active member of the greater Burlington, Vermont community. The Company has extensive operations in Vermont by virtue of its 2008 acquisition of Chittenden.

Janet M. Hansen, age 70, was employed as Executive Vice President of Aquarion Company, a diversified water management company, from 1995 until her retirement in March 2005. Mrs. Hansen served as Aquarion’s Treasurer and Chief Financial Officer from 1992 through 1999. Aquarion was, until its acquisition by Kelda Group, plc in 2000, a publicly-held company listed on the New York Stock Exchange. Mrs. Hansen was President and Chief Executive Officer of Aquarion’s principal operating subsidiary, Aquarion Water Company, from 2000 to 2003. She served in a variety of other financial positions during her 29 year tenure with Aquarion in addition to the positions specifically noted above.

Mrs. Hansen became a member of the Board of Directors in February 2004. She is Chairwoman of the Enterprise Risk Committee and a member of the Audit and Treasury and Finance Committees. She also serves on the Board of Directors of Bridgeport Hospital, and the University of Connecticut Foundation. Ms. Hansen served on the Board of Directors of Pennichuck Corporation (a publicly-owned holding company for a group of water utilities and related businesses) until the sale of that company in late January 2012. Mrs. Hansen is a graduate of Salem State College and has an MBA in Finance from the University of Connecticut. She is also a graduate of the Advanced Management Program and the International Senior Management Program at Harvard University.

In determining Mrs. Hansen’s qualifications for the position of director, and her contributions to the Board’s overall mix of skills and attributes, the Board noted that Mrs. Hansen’s financial background and her past experience as Treasurer and Chief Financial Officer of a publicly-held company and as director and member of the Audit Committee of Pennichuck Corporation enhance her contribution to the Company’s Audit and Treasury and Finance Committees.

In her various roles at Aquarion, Mrs. Hansen had extensive experience with the preparation and evaluation of financial statements. She has a detailed understanding of generally accepted accounting principles, internal controls, and financial reporting procedures. She is also intimately familiar with the role of a public company audit committee, having not only worked closely with Aquarion’s audit committee, but also having served on the audit committees of Pennichuck Corporation, Gateway Bank (acquired in 1994 by a subsidiary of a predecessor to Bank of America Corporation), the Bank and the Company. For these reasons, the Board has identified Mrs. Hansen as an audit committee financial expert. Mrs. Hansen is also active in the Greater Bridgeport community, serving as a member of the audit committees of the University of Connecticut Foundation and Bridgeport Hospital.

Mark W. Richards, age 67, became a member of the Board of Directors effective January 1, 2008 immediately following completion of the merger of Chittenden into People’s United. Mr. Richards had served as a director of Chittenden from 1999 until its merger with the Company. He is President of The Richards Group in Brattleboro, Vermont, an independent, full-service insurance and financial services firm specializing in providing risk management, employee benefits and investment advisory services to individuals, families, and businesses in southern and central Vermont and New Hampshire. Until 2008, Mr. Richards was also vice president and the majority owner of Lyon Travel Agency, a privately-owned provider of travel management services to more than 35,000 individuals annually. Mr. Richards is a member of the Audit and the Compensation, Nominating and Governance Committees. He also serves as a member of the Bank’s Trust Committee.

Mr. Richards is a graduate of Williams College, and served as an officer in the U.S. Navy for three years.

The Board has determined that by virtue of his background in insurance-related financial services, Mr. Richards provides the Board with an important perspective, especially with respect to the Bank’s wealth management division, which includes an insurance brokerage subsidiary. The Board also considered that Mr. Richards has more than 20 years experience as a director of a public company and director of a financial services organization, having formerly served as a director of Vermont Financial Services Corporation (parent of Vermont National Bank) from 1988 to 1999, and Chittenden (parent of multiple banks) from 1999 until Chittenden’s merger into the Company effective January 1, 2008. In addition, the Board considered Mr. Richards’ more recent experience as a member of the Enterprise Risk Committee.

Mr. Richards is a resident of southern Vermont and an active member of the greater Vermont/New Hampshire community. Mr. Richards brings an element of geographic diversity to his service on the board and is able to provide insight and counsel to the entire Board with respect to this portion of the Bank’s market area.

INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

Terms Expiring at the 2014 Annual Meeting

John P. Barnes, age 57, was named President and Chief Executive Officer of People’s United on July 22, 2010. Mr. Barnes had been serving as interim President and Chief Executive Officer since April 25, 2010. Prior to that date, Mr. Barnes had served as Senior Executive Vice President and Chief Administrative Officer for People’s United following the acquisition of Chittenden Corporation in early 2008. Mr. Barnes served as an Executive Vice President of Chittenden since 1997. He became a member of the Board in 2010 and is a member of the Enterprise Risk and the Treasury and Finance Committees and a member of the Bank’s Loan Review and Trust Committees.

Mr. Barnes has worked in the financial services industry since 1983, when he joined Chittenden Bank after five years with the FDIC in Boston. He became Senior Vice President and Chief Credit Policy Officer in 1988. In 1990 he was named to head the Credit Policy and Administration division. In 2002, he was appointed Executive Vice President in charge of the newly formed Chittenden Services Group, which included Information Technology, Operations and other centralized services for the corporation. Mr. Barnes is a graduate of Northeastern University and received his MBA from the University of Vermont.

The Board believes that Mr. Barnes, as the Company’s chief executive officer, has a critical role to play as a representative of management on the Board. For this reason, the Board expects that for as long as Mr. Barnes serves as the Company’s chief executive officer, the Board will recommend him for election to the Company’s Board of Directors. Mr. Barnes also serves as the Chairman of The People’s United Community Foundation.

Collin P. Baron, age 65, is a member of the law firm of Pullman & Comley, LLC, a full-service law firm with offices in major Connecticut cities and in White Plains, N.Y. He has been affiliated with the firm since 1973. Mr. Baron became a director in 2001. He serves as a member of the Enterprise Risk Committee and chairs the Treasury and Finance Committee. He also serves as a member of the Bank’s Loan Review Committee.

A graduate of the University of Virginia and the George Washington University National Law Center, Mr. Baron has more than 35 years of experience in corporate, health care and banking law. He is a member of the Connecticut Health Lawyers Association and National Health Lawyers Association. He is a member of the Banking Law Committee of the American Bar Association. He has also been an active member of the greater Bridgeport business, legal and philanthropic community.

In evaluating Mr. Baron’s qualifications for board service, the Board determined that Mr. Baron’s expertise in corporate and banking law, coupled with his past experience as a member of the Bank’s and the Company’s Board of Directors and thus his familiarity with both the Bank’s and the Company’s operations, qualify him to serve on the Company’s Board and enhance the overall mix of skills among Board members.

The Board also considered the fact that Mr. Baron is a principal at a law firm that does business with the Bank and determined that this relationship does not compromise Mr. Baron’s ability to serve effectively as a director of the Company. In February of this year, the Board determined that Mr. Baron met the criteria for independence under applicable NASDAQ listing standards.

Richard M. Hoyt, age 70, is affiliated with two privately held Connecticut-based companies. He is President and Chief Executive Officer of Chapin & Bangs Co., a steel service and processing center based in Bridgeport, Connecticut, and is Chairman and Chief Executive Officer of Lindquist Steels, Inc., a distributor of tool steel based in Stratford, Connecticut with operations in Columbia, South Carolina and Knoxville, Tennessee. He has occupied each of these positions for more than five years. In his role as chief executive officer of these companies, Mr. Hoyt has overall responsibility for all aspects of their business, including their financial condition and performance. Mr. Hoyt also serves as a director of Bridgeport Hospital and previously served as a director of the Yale New Haven Health System. Mr. Hoyt, a graduate of Yale University, was first elected as a director in 2002. Mr. Hoyt is a member of the Audit and Enterprise Risk Committees, and serves as chair of the Compensation, Nominating and Governance Committee.

In assessing Mr. Hoyt’s qualifications for board service and the contributions he brings to the Board’s total mix of skills and attributes, the Board gave favorable weight to Mr. Hoyt’s perspective as a small business owner and his extensive involvement in the greater Bridgeport community, noting that Mr. Hoyt serves on the audit committee of Bridgeport Hospital. In addition, the Board gave positive consideration to Mr. Hoyt’s past experience as a director of Connecticut Energy Corporation (former parent of the Southern Connecticut Gas Company) from 1992 until its acquisition by Energy East Corporation in 2002 and to his past service as a director of both the Bank and the Company, including his service on the Company’s Board and its Audit and Compensation, Nominating and Governance Committees.

Terms Expiring at the 2015 Annual Meeting

George P. Carter, age 76, is the President of Connecticut Foods, Inc. Mr. Carter was first elected to the Board in 1976. He serves as the Company’s non-executive Chairman, and also serves as Chairman of the Audit Committee and as a member of the Compensation, Nominating and Governance and the Enterprise Risk Committees, and the Bank’s Loan Review Committee.

Mr. Carter has significant experience as a member of both the Board of Directors and the Audit Committee of a financial services company, having served as a member of the Bank’s Board of Directors since 1976 and as a member of its Audit Committee since 1981. He became Chairman of the Bank’s Audit Committee in 1987 and Chairman of the Audit Committee of the Company at the time of its formation in 2007. Mr. Carter is a graduate of Michigan State University, with a B.S. in business and has been a business owner since 1969. He is active in community and philanthropic affairs and serves as a member of the Board of Directors of The People’s United Community Foundation and of Bridgeport Hospital.

In considering Mr. Carter’s contributions to the Board and his skills and qualifications for board service, the Board noted that over his more than 30 years of board service Mr. Carter has developed a level of expertise in banking matters and an in-depth familiarity with the Company and its various businesses that enhance his contributions to the Board. The Board also cited the benefit to the Board’s deliberative process provided by Mr. Carter’s long-term perspective, noting that Mr. Carter has been a member of the Board throughout a number of business cycles.

Jerry Franklin, age 65, is the President and Chief Executive Officer of Connecticut Public Broadcasting Inc., a position he has held since 1985. Mr. Franklin was elected to the Board of Directors in 1997 and is a member of the Audit and Enterprise Risk Committees. Mr. Franklin also serves as chairman of the Bank’s Loan Review Committee.

Mr. Franklin has spent his entire professional career in the communications field. Following his honorable discharge from the U.S. Air Force in 1970, Mr. Franklin received a bachelor of science in political science and journalism from Georgia Southern University and a master of arts in telecommunications management from Indiana University. Mr. Franklin’s position with Connecticut Public Broadcasting involves overall responsibility for all aspects of that corporation’s business, including its financial condition and performance. Specifically, Mr. Franklin has responsibility for oversight of that company’s financial management, investment policies, and budget.

The Board has concluded that the Board as a whole benefits from the perspective provided by Mr. Franklin by virtue of his professional background and his experience as chief executive officer of a non-profit organization. In addition, the Board considered the contributions Mr. Franklin has made to the Board by virtue of his experience as a director of the Bank (and a current member of its Loan Review Committee) and later the Company, a member of its Audit Committee and a former member of its Compensation, Nominating and Governance Committee.

Kirk W. Walters, age 57, joined People’s United on March 16, 2011 as a Senior Executive Vice President and Chief Financial Officer. He was also appointed as a member of the Board of Directors of the Company on that date. Mr. Walters had most recently served as Senior Executive Vice President and a member of the board of directors of Santander Holdings USA, Inc., the parent company of Sovereign Bank. He joined Sovereign in February 2008 as Executive Vice President and Chief Financial Officer and served as interim President and Chief Executive Officer from October 2008 until Banco Santander acquired the bank in February 2009. Prior to joining Sovereign, Mr. Walters was Executive Vice President and Chief Financial Officer of Chittenden Corporation from 1996 to 2008. Mr. Walters is a member of the Company’s Enterprise Risk Committee and the Bank’s Loan Review and Trust Committees.

Mr. Walters, who holds an undergraduate degree in accounting from the University of Southern California, has worked in the banking industry for more than 25 years, much of it in the Northeast. This experience and his position as the Company’s chief financial officer are significant factors in the Board’s evaluation of Mr. Walters’ qualifications for service as a director of the Company.

Except as set forth above, during the past five years no director or nominee has had a principal occupation or employment with People’s United or any of its subsidiaries or other affiliates. No director or nominee is related by blood, marriage or adoption to an executive officer of People’s United or any of its subsidiaries or other affiliates.

With the exception of Messrs. Barnes, Bottomley and Walters, each person nominated for reelection as a director at the 2013 annual meeting and each of the directors continuing in office is “independent” for purposes of the applicable listing standards of The Nasdaq Stock Market.

Meetings of the Board of Directors and its Committees

During 2012, our Board of Directors held 15 meetings. No director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held while he or she was a director and (b) the total number of meetings held by all committees of the Board on which he or she served.

The Board of Directors of People’s United encourages all directors to attend the annual meeting of shareholders. All ten of the individuals serving as directors of People’s United at the time of the 2012 annual meeting of shareholders attended that meeting.

Board of Directors Committees

Our Board of Directors has four standing committees: the Audit Committee; the Compensation, Nominating and Governance Committee; the Enterprise Risk Committee; and the Treasury and Finance Committee. The charters of each of these committees are posted on our website (www.peoples.com) under the heading “Investor Relations—Corporate Governance—Board and Committee Structure.”

Audit Committee. The Audit Committee met 11 times during 2012. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of the Audit Committee is “independent,” as that term is defined in Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market. Each member of the Audit Committee also satisfies the more stringent definition of independence required for members of audit committees generally, as set forth in Rule 5605(c)(2)(A) of the listing standards of The Nasdaq Stock Market. The members of the Audit Committee are George P. Carter (Chairman), Jerry Franklin, Janet M. Hansen, Richard M. Hoyt and Mark W. Richards. The Audit Committee is responsible for monitoring the Company’s accounting practices and internal controls, including the supervision of an annual audit of our financial statements by independent registered public accountants.

Our Board of Directors has adopted a written charter for the Audit Committee, including provisions recognizing the specific audit committee responsibilities imposed by the Sarbanes-Oxley Act of 2002, Securities and Exchange Commission rules implementing that Act, and the listing standards of The Nasdaq Stock Market. A copy of the charter is available on the Bank’s website at www.peoples.com.

The Board of Directors has determined that Janet M. Hansen, a member of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission regulations.

Compensation, Nominating and Governance Committee. The Compensation, Nominating and Governance Committee of People’s United, which is comprised of Richard M. Hoyt (Chairman), George P. Carter, and Mark W. Richards, met 10 times during 2012. Each member of this committee is “independent,” as that term is defined in Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market. Each member of the Compensation, Nominating and Governance Committee also satisfies the more stringent standards for members of compensation committees generally, as set forth in Rule 5605(d)(2)(A)(ii) of the listing standards of The Nasdaq Stock Market. The Compensation, Nominating and Governance Committee is responsible for making policy decisions concerning the Company’s compensation and benefit programs, and conducts periodic performance reviews of the senior and executive officers of the Company. The Compensation, Nominating and Governance Committee also recommends nominees for election as directors to the full Board of Directors of the Company. A current copy of the Compensation, Nominating and Governance Committee charter is available on the Bank’s website at www.peoples.com. This charter will be updated prior to July 1, 2013 to reflect the provisions of Rule 5605(d)(3) of the listing standards of The Nasdaq Stock Market.

The Compensation, Nominating and Governance Committee engages an independent compensation consultant to assist it in the annual compensation process. The consultant is retained by and reports to the Compensation, Nominating and Governance Committee. The consultant provides expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The consultant also provides survey data, and assists in assembling relevant comparison groups for various purposes and establishing benchmarks for particular components of core compensation from the survey and comparison group data. The Committee engaged the firm of Towers Watson to serve as its independent compensation consultant during 2012.

Management may engage one or more consultants to provide additional information, advice, and professional services related to other aspects of the compensation and benefits function. These consultants work primarily with management but may also communicate directly with the Compensation, Nominating and Governance Committee. The consultant engaged to assist the Compensation, Nominating and Governance Committee in the annual compensation process may also be engaged to perform some of these additional services.

The total amount of fees paid to Towers Watson for services rendered in 2012 was $186,847. Of this amount, $177,729 was for services relating to executive and director compensation, and $9,118 was for other services.

The Compensation, Nominating and Governance Committee has adopted a policy requiring that the terms of engagement of the compensation consultant be set forth in an annual engagement agreement, with such agreement to set forth the scope of work to be undertaken in connection with matters relating to executive compensation. The engagement agreement also requires the compensation consultant to provide periodic reports to the Committee of any work performed by the consultant for People’s United or any of our affiliates, other than work relating to executive compensation. The purpose of this policy is to ensure that the Committee maintains an appropriate level of control over the compensation consultant and its activities on behalf of the Company and our affiliates. Towers Watson’s work on behalf of the Committee and the Company has not raised any conflicts of interest.

Enterprise Risk Committee. The Enterprise Risk Committee met 11 times during 2012. The Committee is comprised of Janet M. Hansen (Chairwoman), John P. Barnes, Collin P. Baron, George P. Carter, John K. Dwight, Jerry Franklin, Richard M. Hoyt and Kirk W. Walters. The Enterprise Risk Committee assists the Board of Directors in its oversight of management’s implementation of the Company’s enterprise-wide risk management process, makes recommendations to the Board concerning the Company’s risk tolerance, and assesses the Company’s corporate strategy in light of its risk tolerance.

Treasury and Finance Committee. The Treasury and Finance Committee met six times during 2012. The Committee is comprised of Collin P. Baron (Chairman), John P. Barnes, Kevin T. Bottomley, John K. Dwight, and Janet M. Hansen. The Treasury and Finance Committee assists the Board of Directors in its oversight of the Company’s asset-liability management goals and strategy.

Board Leadership Structure; Board’s Role in Risk Oversight

Leadership Structure. In November 2008, the Board elected George P. Carter, who at that time was serving as the Company’s Lead Director, as its independent, non-executive Chairman of the Board. Prior to this time, the President and Chief Executive Officer also served as Chairman of the Board of Directors. The non-executive Chairman must be an “independent” director of the Company, as that term is defined pursuant to the listing requirements established by The Nasdaq Stock Market, Section 10A of the Securities Exchange Act of 1934, and, because Mr. Carter occupies the same position on the Board of Directors of the Bank, the rules and regulations of the Federal Deposit Insurance Corporation relating to the independence of directors.

In his role as non-executive Chairman of the Board, Mr. Carter’s responsibilities include chairing meetings of the Company’s board of directors; approving Board agendas and meeting schedules and ensuring appropriate information flow; acting as liaison between the non-management members of the Board and management; meeting periodically with the Chief Executive Officer for informal discussion concerning major issues involving the Company; and providing input to the Compensation, Nominating and Governance Committee concerning the performance of the Chief Executive Officer.

The Board adopted this structure during a time of unexpected leadership transition at the Company. It believed that separating the position of Chief Executive Officer and Chairman and assigning the Chairman’s responsibility to an independent director with long tenure as a member of the Board of Directors would benefit the Company by providing leadership continuity to the Board and management during this transition period and would provide support to the Company’s incoming Chief Executive Officer as he assumed his new duties. The Board believes that good corporate governance requires having an independent director assume a formal board leadership role, and the Company’s Bylaws were amended in 2010 to require that the Chairman of the Board be an independent director. In view of this requirement, the Bylaws were also amended to eliminate the position of Lead Director at that time.

Board’s Role in Risk Oversight. Given the importance of the Bank’s operations to the Company and the possible impact of risks associated with Bank activities on the Company, the Company and the Bank have adopted an integrated risk management oversight structure designed to ensure that all significant risks are actively monitored by the Board or a board-level committee of either the Company or the Bank. All members of the Company’s board of directors are also members of the Board of Directors of the Bank.

Role of the Enterprise Risk Committee. The Enterprise Risk Committee of the Board has been established to assist the Board in fulfilling its responsibility to oversee the Company’s enterprise risk management (ERM) framework and associated policies and practices. The Enterprise Risk Committee has been assigned authority to oversee management’s implementation of the Company’s risk management process; to make recommendations to the full Board concerning the Company’s risk appetite; and to assess the Company’s corporate strategy in light of its risk appetite. The Enterprise Risk Committee’s role is to oversee and monitor management’s implementation of the Company’s risk-management process; management is responsible for establishing and maintaining an effective risk management framework.

The Enterprise Risk Committee coordinates its oversight of enterprise risk with the Bank’s Loan Review Committee (which oversees certain aspects of credit and concentration risk); the Treasury and Finance Committee (which oversees aspects of liquidity and interest rate risk); the Bank’s Trust Committee (which oversees fiduciary risk); and the Compensation, Nominating and Governance Committee (which oversees incentive compensation risk). Additional information regarding the involvement of Board committees other than the Enterprise Risk Committee is provided below. Ultimate responsibility for oversight of risk throughout the entire enterprise rests with the Enterprise Risk Committee.

The primary responsibilities of the Enterprise Risk Committee include: (i) approving and overseeing the Company’s ERM policy; (ii) ongoing monitoring of information demonstrating the Company’s administration of its established ERM policy; (iii) evaluating the adequacy and effectiveness of the Company’s ERM framework; (iv) monitoring the activities of the Chief Risk Officer and the Executive Risk Oversight Committee (EROC), a management-level committee comprised of senior executives including the Chief Executive Officer and Chief Financial Officer; and (v) reviewing information provided by management and the Compensation, Nominating and Governance Committee concerning the integration of risk management and control objectives into management goals and the Company’s compensation structure.

The Enterprise Risk Committee also has responsibility to review management’s assessments concerning specific risks, including: credit risk; market/interest rate risk; liquidity risk; incentive compensation risk; reputation risk; strategic risk; operational risk; compliance and regulatory risk; risk related to mergers and acquisitions, including risks associated with the due diligence process and integration risk; fiduciary risk and technology risk . The Enterprise Risk Committee will also receive additional updates and progress reports concerning the management of risks that contain elements that, in the opinion of management and/or the Committee, warrant an additional level of management reporting and oversight. The Enterprise Risk Committee has responsibility for oversight of the Company’s operational risks. These include risks arising from fraud, error, or the inability to deliver products or services and manage information. It also monitors risk mitigation processes related to information and physical security, business continuity and compliance.

The Company’s Chief Risk Officer is the head of the Company’s Risk Management Division and is the individual designated by the Board to administer the Company’s ERM program. Primary responsibilities of the Chief Risk Officer include: (i) formulation of the Company’s risk appetite statement and framework; (ii) establishment of appropriate processes to ensure that deviations from risk appetite triggers and limits are identified, reported to executive management and the Enterprise Risk Committee, and corrective action is taken in a timely manner; (iii) development and implementation of the Company’s ERM program framework; (iv) establishment, implementation and administration of certain risk management policies for the Company; and (v) ensuring appropriate communication of and training with respect to risk management-related topics. The Chief Risk Officer monitors compliance with the triggers and limits established in the risk appetite statement on an ongoing basis, reporting quarterly to EROC and the Enterprise Risk Committee concerning the Company’s compliance with such parameters. In the event that a risk appetite trigger or limit is breached (even if the breach is subsequently corrected), or it is apparent that the trigger or limit level is being approached, the Chief Risk Officer reports the matter to EROC and the Enterprise Risk Committee at the next scheduled meeting of each group (or sooner, if deemed appropriate by the Chief Risk Officer) and, working with the applicable business unit, develops an action plan to address the matter. The action plan is presented for approval by EROC and the Enterprise Risk Committee at the next scheduled meeting of the applicable committee.

The Company maintains policies and procedures for the reporting by employees of risk-related issues, violations or breaches to a senior member of the Risk Management Division, and for the escalation of such matters to the Chief Risk Officer. Under the Company’s Code of Conduct, any employee who in good faith reports an issue is entitled to protection against retaliation for reporting the issue.

In addition to the Enterprise Risk Committee’s general risk oversight role, responsibility for detailed oversight of specific types of risks has been delegated to various Company and Bank board committees, as follows:

Internal Control Risk. In addition to its oversight of all aspects of the Company’s annual independent audit and the preparation of the Company’s financial statements, the Company’s Audit Committee has been assigned responsibility for oversight of risks associated with the Company’s internal controls, legal risks, compliance with applicable laws and regulations, ensuring the establishment and implementation of codes of conduct and overseeing response to reports of examination. The Bank’s Audit Committee has a similar role with respect to oversight of risks associated with the Bank’s internal controls, legal risks, compliance with applicable law and oversight of response to Bank reports of examination.

Market/Interest Rate/Liquidity Risks. The Treasury and Finance Committee has been charged with overseeing management of the Company’s interest rate, liquidity, currency and similar market risks. In fulfilling its responsibilities the Committee oversees the implementation of the Company’s asset liability management policies and activities undertaken in connection with such policies. The Treasury and Finance Committee monitors the Company’s liquidity positions and liquidity risk management activities, interest rate risk management process and overall interest rate risk profile, the sensitivity of the Company’s earnings under varying interest rate scenarios and considers the risks to the Company associated with potential changes in market interest rates. The Treasury and Finance Committee also monitors economic and interest rate trends with a view toward limiting any potential adverse impact on the Company’s earnings.

The Treasury and Finance Committee oversees Company investment activities to ensure compliance with both regulatory requirements and applicable policy. It reviews significant financial risk exposures in its investment and derivatives portfolios, and the steps management is taking to monitor and control such exposures. It also monitors management of the Company’s treasury functions by the Treasury group, including: management of the Company’s securities portfolio; short-term investments and securities purchased under agreements to resell; wholesale borrowings; and in general the Company’s overall funds management processes. The Treasury group acts as the Company’s centralized funding center for all business segments, which includes managing interest rate risk through the use of derivative financial instruments.

Credit Risk. The Bank’s Loan Review Committee oversees and monitors risk related to the Bank’s lending activities. Among other things, it reviews and approves lending strategies and policies; approves asset quality standards with respect to all lending areas, including standards for loan concentrations and liquidity; and monitors concentrations of credit by product, industry and geographic area. The Committee approves appropriate general underwriting policies with respect to all lending areas and monitors adherence to such policies; and approves credit policies. The Committee also monitors asset quality trends, reviews classified loans, charge-offs and delinquencies and approves strategies and policies regarding the acquisition, management and disposition of foreclosed property.

Risks Associated with Compensation Programs. The Company’s Compensation, Nominating and Governance Committee has been delegated responsibility for oversight of the Company’s and the Bank’s various compensation programs. As part of its duties, the Compensation, Nominating and Governance Committee is responsible for evaluating whether any of these programs contain features that promote excessive risk-taking by employees, either individually or as a group. In addition, the Enterprise Risk Committee will review management’s assessment of risks posed by incentive compensation programs.

Communications with the Board

Shareholders who wish to communicate with the Board of Directors of People’s United or with individual members of the Board may address correspondence to the Board or to a director, c/o Corporate Secretary, People’s United Financial, Inc., 850 Main Street, Bridgeport, CT 06604. The Corporate Secretary will review all correspondence addressed to the Board or to a director, and will handle each item in accordance with procedures that have been approved by the independent directors.

The policies described in this section do not apply to shareholder proposals made pursuant to Securities and Exchange Commission Rule 14a-8, or to communications relating to those shareholder proposals.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of the common stock with the Securities and Exchange Commission. Based solely on a review of the reporting forms received by People’s United, and written representations that no other reports were required, we believe that during 2012, all reports that were required to be filed under Section 16(a) were filed on a timely basis.

Compensation Committee Interlocks and Insider Participation

The Compensation, Nominating and Governance Committee of our Board of Directors is composed solely of individuals who are neither officers nor employees of People’s United, or any of our direct or indirect subsidiaries. The current members of the Compensation, Nominating and Governance Committee are Richard M. Hoyt (Chairman), George P. Carter, and Mark W. Richards. During the fiscal year ended December 31, 2012, there were no interlocks, as defined under the rules and regulations of the Securities and Exchange Commission, between members of the Compensation, Nominating and Governance Committee or executive officers of People’s United and corporations with which such persons are affiliated.

Director Nominations

The Company’s certificate of incorporation and bylaws provide that nominations of candidates for election as directors may be made only by the Board of Directors or by a registered shareholder.

Shareholders of record may nominate candidates by following the nomination provisions specified in the Company’s certificate of incorporation. Shareholders may submit nominations in writing to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attention: Corporate Secretary, no later than 120 days in advance of the next annual meeting at which directors will be elected or, if directors are to be elected at a special meeting of shareholders held for that purpose, no later than the close of business on the seventh day following the earlier of (i) the date on which notice of the special meeting was first given to shareholders, or (ii) the date on which a public announcement of that meeting was first made. Each shareholder nomination must include: the name and address of the shareholder(s) of record who intends to appear in person or by proxy to make the nomination; the name and address of each person being nominated; a description of all arrangements or understandings between the shareholder(s) submitting the nomination and the nominee(s) and any other person(s) (including the name of such person(s)) concerning the nomination(s) to be made by the shareholder(s); such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and the consent of each prospective nominee to serve as a director of the Company if elected.

Role of Compensation, Nominating and Governance Committee. The Compensation, Nominating and Governance Committee identifies possible candidates for Board service and is charged with responsibility for evaluating proposed nominations, including those proposed by shareholders. The Committee selects those nominees who will be presented for election by the shareholders, or appointed by the Board of Directors in the case of vacancies arising between annual meetings.

Identification of Proposed Nominees. Prospective candidates for election to the Board of Directors can be identified in several ways. First, any current member of the Board whose term is expiring, who is not disqualified from serving an additional term by reason of age pursuant to the Company’s bylaws, and who has indicated his or her willingness to stand for re-election is automatically considered to have been proposed as a possible candidate.

Second, prospective candidates for Board service may be identified by members of the Committee through informal recommendations from other members of the Board or other parties. Although the Committee has not previously done so, it may in the future decide to retain the services of a search firm to assist it in identifying appropriate candidates for Board service.

Finally, the Company has announced its intention to grow through acquisitions of other financial services companies. The Company has in the past and may in the future appoint one or more members of the board of an acquired institution to the Company’s Board.

Evaluation of Proposed Nominees. In evaluating the qualifications of proposed candidates for nomination for election to the Board, including candidates recommended by shareholders, the Compensation, Nominating and Governance Committee will consider the following factors:

With respect to nominations made by a shareholder, the Committee will consider whether the nomination complies with the requirements of Section 5.06 of the Company’s certificate of incorporation.

The Committee has also established minimum qualifications for board service, which are applied to all potential candidates, including current Board members proposed for re-election. The Compensation, Nominating and Governance Committee will not nominate any person for election to the Board of Directors if, in the opinion of the Committee:

•	actual or apparent conflicts of interest exist that would substantially interfere with the ability of such person to fulfill his or her duties as a director;

•	the person would not, or could not, effectively represent the best interests of People’s United and all of its shareholders;

•	board service would be prohibited under any applicable law or regulation, including, but not limited to, federal banking regulations prohibiting interlocking directorships; or

•	the nomination did not comply with the requirements of Section 5.06 of our certificate of incorporation.

In addition to the minimum qualifications outlined above, in evaluating proposed nominees, the Committee will consider the following factors:

•

whether, in the opinion of the Committee, the nominee exhibits personal qualities, including personal and professional integrity, judgment and collegiality, that will ensure that the nominee will work effectively with the rest of the Board in serving the long-term best interests of People’s United and its shareholders;

•

the skills, personal attributes and professional qualifications of the nominee, in light of the total mix of skills, personal attributes and professional qualifications found within the Board as a whole;

•	the extent to which the nominee would enhance the diversity of perspective and life experience among members of the Board;

•	whether, in the opinion of the Committee, the nominee has demonstrated a commitment to the betterment of the communities that the Company serves; and

•

whether the nominee would be considered “independent” for purpose of service on the Board or any of its committees. Lack of independence will not, by itself, render a candidate unqualified for Board service; however, it is the Board’s intention that a substantial majority of Board members shall at all times qualify as “independent” under the listing standards of The Nasdaq Stock Market and any other applicable laws or regulations.

Within this general framework, the weight given by the Committee and by each Committee member to any particular factor may differ, depending on whether the proposed nominee is a current member of the Board who is being considered for re-election, has been identified as a possible candidate through informal recommendations from other Board members or other parties or is being appointed to the Board in the context of an acquisition. For example, the evaluation process for a current Board member being considered for re-election will focus on the individual’s personal qualities and skills, as reflected in his or her actual performance as a director of the Company. The Committee’s evaluation of a candidate proposed to be newly-elected to the Board might give greater weight to the individual’s professional qualifications in light of the mix of professional qualifications found within the Board as a whole.

The Committee would expect to follow a somewhat different process for evaluating the qualifications of candidates, depending on the source of the recommendation. The process for evaluating current Board members proposed for re-election is simpler than the process for evaluating newly-elected directors. A more in-depth evaluation would have been performed at the time the individual was first proposed for election. Additionally, the Committee has personal knowledge of the individual’s strengths and weaknesses as a Board member, and does not need to solicit information from third parties or conduct interviews.

The evaluation process for directors appointed to the Board in the context of an acquisition would also be simpler than the process for evaluating candidates recommended by other Board members or shareholders, because the Company may be contractually obligated to select a candidate from among the members of the board of the entity being acquired. In this instance, the evaluation process consists of reviewing information about the professional and business experience of board members who have expressed an interest in the position. Potential candidates will also meet with the Chairman of the Board (who is also a member of the Compensation, Nominating and Governance Committee) and the Chief Executive Officer. The Committee then makes its selection based on feedback provided by the Chairman and Chief Executive Officer, and its evaluation of the candidates’ qualifications and personal qualities, based on the factors outlined above.

The Company has only been in existence since April 2007. Therefore, some aspects of the Committee’s evaluation process have not yet been put into actual practice. The Company has never received any proposed nominations from shareholders and has therefore not had the occasion to evaluate the qualifications of any such nominee. Since the Company’s creation, in addition to the re-election of current Board members to new terms, the Company has filled board positions resulting from one vacancy and five newly-created positions, as follows:

•

The Company’s agreement to merge with Chittenden contained a provision that two members of the Chittenden board would join the Company’s Board following the completion of the merger. As a result, Messrs. Dwight and Richards, both former directors of Chittenden, were appointed to newly-created positions on the Board effective January 1, 2008, contemporaneously with the Company’s acquisition of Chittenden.

•	On February 6, 2008, Philip R. Sherringham was appointed to serve as the Company’s President and Chief Executive Officer, following the death of the Company’s previous President and Chief Executive

Officer, John A. Klein. Also on this date, the Board appointed Mr. Sherringham to the Board of Directors, to fill the vacancy resulting from Mr. Klein’s death.

•	On July 22, 2010, Mr. Barnes was appointed to a newly-created position on the Board, concurrent with his appointment as President and Chief Executive Officer of the Company.

•	On March 17, 2011, Mr. Walters was appointed to a newly-created position on the Board, in connection with his appointment as Senior Executive Vice President and Chief Financial Officer of the Company.

•

The Company’s agreement to merge with Danvers Bancorp, Inc. contained a provision that one member of the Danvers board would join the Company’s Board following the completion of the merger. As a result, Mr. Bottomley, formerly a director and the President and Chief Executive Officer of Danvers, was appointed to a newly-created position on the Board effective July 1, 2011, contemporaneously with the Company’s acquisition of Danvers.

The Committee seeks candidates who will bring a diversity of perspective and life experience to their board service, and it does not restrict its definition of diversity to any particular personal attribute, such as race or gender. The Committee has taken this approach because it recognizes that there are a myriad of personal characteristics, including not only race and gender but also attributes such as physical disability, national origin, geographic location, socio-economic background, professional experience, religious affiliation and prior military service, that may contribute to an individual’s diversity of perspective. Because the Committee’s definition of diversity is broadly defined, it does not have a policy requiring consideration of any particular personal attribute or attributes in evaluating the qualifications of potential candidates.

Audit Committee Report

The Audit Committee of People’s United has: (1) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2012 with management of People’s United; (2) discussed with KPMG LLP, the independent registered public accounting firm for People’s United, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); (3) received the written disclosures and the letter from KPMG LLP required by applicable professional standards concerning auditor independence; and (4) discussed with KPMG LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors of People’s United that the audited consolidated financial statements of People’s United as of and for the fiscal year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee

George P. Carter, Chairman

Jerry Franklin

Janet M. Hansen

Richard M. Hoyt

Mark W. Richards

Compensation Committee Report

The Compensation, Nominating and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Securities and Exchange Commission Regulation S-K with management of People’s United. Based upon such review and discussion, the Compensation, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation, Nominating and Governance Committee

Richard M. Hoyt, Chairman

George P. Carter

Mark W. Richards

Compensation Discussion and Analysis

This section includes information about the executive compensation practices of People’s United, and includes information about compensation paid to our executives by subsidiaries and affiliates of the Company. This discussion is focused specifically on the compensation of the executive officers named in the Summary Compensation Table which appears later in this section. These executives are referred to in this discussion as the named executive officers.

Executive Summary. In 2012, People’s United continued to make progress on the execution of our primary objectives – optimizing existing businesses and efficiently deploying capital. Financial highlights for 2012 included:

•	Increase in net income to $245.3 million ($0.72 per share) from $192.4 million ($0.55 per share) for 2011.

•	Increase in operating earnings to $253.9 million ($0.75 per share) from $230.7 million ($0.66 per share) for 2011.

•

Continued strong loan and deposit growth within our legacy franchise and as a result of strategic revenue initiatives. For example, mortgage warehouse lending, asset-based lending, New York commercial real estate and equipment finance contributed to total loan growth of $1.4 billion, or 7%, in 2012. In addition, our total deposits increased by $935 million, or 4%, year-over-year.

•	Continued improvements in asset quality.

¡	For the originated loan portfolio, non-performing loans as a percentage of total originated loans improved to 1.30% at December 31, 2012 from 1.75% at December 31, 2011.

¡

Non-performing assets (excluding non-performing acquired loans) as a percentage of originated loans, other real estate owned and repossessed assets improved to 1.48% at December 31, 2012 from 2.00% at December 31, 2011.

¡	Non-performing loans in the acquired portfolio declined to $181.6 million at December 31, 2012 from $249.0 million at December 31, 2011.

•	Our efficiency ratio, which represents an approximate measure of the cost required to generate a dollar of revenue, improved to 62.4% for 2012 compared to 64.0% for 2011.

•	Returned more than $437 million to our shareholders in the form of dividends and share repurchases during 2012.

Please see our January 17, 2013 earnings release which was furnished as an exhibit to our Form 8-K filed on January 18, 2013 for an explanation of how operating earnings differs from net income and how we calculate our efficiency ratio, and for more information on the distinction between our originated and acquired loan portfolios.

The compensation program is based on pay for performance principles and designed to reward the named executive officers based on their level of management responsibility, the ability to direct employees toward the achievement of corporate goals and individual contribution and performance.

Despite the tough economic environment and continued historically low interest rates, the Company performed solidly against challenging goals during 2012. Both Company and individual performance impact compensation for the executives. The majority of our executives’ compensation mix is variable or “at risk.” The variable components of compensation are linked to the Company’s performance against pre-established metrics and share price movement. Our variable compensation plans encourage executives to consider the impact their decisions have on both the short and long-range time horizons. Our executives’ compensation is closely aligned with the Company’s performance and our incentive compensation payouts for 2012 reflected our performance over the past year (for annual cash incentives) and the past three years (for long-term cash-based incentives):

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For the annual incentive, the Company established a goal based on operating earnings per share to determine the level of funding available for the payout of awards made pursuant to the plan. After the overall funding was determined, each individual executive’s payout was finalized to reflect performance against his or her individual goals. Due to our solid financial performance in 2012, the payouts were near or at target levels. For the Chief Executive Officer and the other named executive officers, annual incentive payouts ranged from 90 – 100% of target within a total opportunity range of 0 – 200%.

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For the 2010-2012 performance period, the long term cash based incentive was based on our total shareholder return relative to that of a designated peer group. As performance on that measure was below the threshold, no long term cash-based incentive payouts were made for the performance period that ended on December 31, 2012.

Overview. The Compensation, Nominating and Governance Committee of the Company’s Board of Directors is responsible for overseeing and making recommendations to the independent members of the Board of Directors with respect to the compensation of the named executive officers, including the Chief Executive Officer. As part of these duties, the Committee conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of each other named executive officer. The independent members of the Board of Directors have ultimate authority to approve the compensation of all named executive officers, including the Chief Executive Officer.

The Compensation, Nominating and Governance Committee also reviews, oversees and approves the management and implementation of the Company’s human resources policies and its principal employee benefit plans. The Committee may undertake other duties that are related to the Company’s human resources function. The Committee has a formal charter which describes the Committee’s scope of authority and its duties. The Committee’s charter is available on the Bank’s website at www.peoples.com.

The Compensation, Nominating and Governance Committee consists of three directors, all of whom are “independent” within the meaning of Rule 5605(a)(2) of The Nasdaq Stock Market and also satisfy the standards prescribed by Rule 5605(d)(2)(A)(ii) of The Nasdaq Stock Market. The Board of Directors evaluates the independence of Compensation, Nominating and Governance Committee members annually. This evaluation, and the determination that each member of the Committee is independent and satisfies the standards prescribed by Rule 5605(d)(2)(A)(ii) of The Nasdaq Stock Market, was most recently made in February 2013.

Executive Participation in Committee Discussions. The executive officers who participate in the Compensation, Nominating and Governance Committee’s compensation-setting process are the Chief Executive Officer and the Chief Human Resources Officer. The Chief Financial Officer may participate to a limited extent in connection with the establishment of financially-driven performance goals. The Chief Risk Officer participates in at least one meeting annually to discuss the assessment of risk in the design and execution of the compensation programs. Executive participation is meant to provide the Compensation, Nominating and Governance

Committee with input regarding the Company’s compensation philosophy, process and decisions. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future awards, and otherwise supply information to assist the Compensation, Nominating and Governance Committee. The Chief Executive Officer also provides information about individual performance assessments for the other named executive officers, and expresses to the Compensation, Nominating and Governance Committee his view on the appropriate levels of compensation for the other named executive officers for the ensuing year.

Executives participate in Committee discussions purely in an informational and advisory capacity, but have no vote in the Committee’s decision-making process. The Chief Executive Officer does not attend those portions of Compensation, Nominating and Governance Committee meetings during which his performance is evaluated (except to present his self-evaluation to the Committee) or his compensation is being determined. No executive officer other than the Chief Executive Officer and, on occasion, the Chief Human Resources Officer attends those portions of Compensation, Nominating and Governance Committee meetings during which the performance of the other named executive officers is evaluated or during which their compensation is being determined.

Compensation Objectives. The goals of the Company’s executive compensation programs are to attract, motivate, retain, and pay key executives (including the named executive officers) for performance. The methods used to achieve these goals are strongly influenced by the compensation and employment practices of our competitors within the financial services industry, and elsewhere in the marketplace, for executive talent. Other considerations include each named executive officer’s individual performance as well as the encouragement of behaviors directed towards attainment of corporate goals, not all of which are financial in nature or capable of being quantified.

The compensation program is designed to reward the named executive officers based on their level of assigned management responsibilities, individual performance levels, and individual value in the job marketplace. “At-risk” components of compensation reward the named executive officers, including the Chief Executive Officer, based primarily on company-wide performance while also considering their performance against individually-set performance objectives. The Chief Executive Officer’s individual performance objectives are set by the Committee. For the other named executive officers, individual performance objectives are set by the Chief Executive Officer and are reviewed and approved by the Compensation, Nominating and Governance Committee. Equity-based components of compensation provide an incentive for executive behaviors that are aligned with the interests of shareholders. The retirement component of the compensation program rewards the named executive officers for their long-term contributions to the organization.

Components of Compensation. We use many different building blocks as part of our overall executive compensation program. Some are paid in cash, while others are based on our common stock. The principal components of executive compensation packages consist of:

•	Base salary

•	Annual cash bonus (also referred to as the Short-Term Incentive Plan (STIP) Bonus)

•	Long-term incentives

Long-term incentives are awarded under the People’s United Financial 2008 Long-Term Incentive Plan, or LTIP; the People’s United Financial 2007 Recognition and Retention Plan, or RRP; and the People’s United Financial 2007 Stock Option Plan, or SOP.

Awards under the LTIP are made in one of three forms:

•	Long-term cash bonus (also referred to as the LTIP Bonus)

•	Stock options

•	Restricted stock grants

Beginning in 2013, long-term incentive awards under the LTIP will no longer include the LTIP Bonus as a component. This will not affect LTIP Bonus awards made in prior years.

Awards under the RRP are made in the form of restricted stock grants, and awards under the SOP are made in the form of stock options.

LTIP Bonuses are paid out at the end of a three-year performance cycle. Equity-based awards (stock options and restricted stock grants) under the LTIP, RRP and SOP vest incrementally over time, and in the case of stock options have value only if the market price of our common stock increases after the awards are made.

Named executive officers receive a variety of fringe benefits as compensation. Some of these are available to a broad range of employees. Others are limited to senior and executive officers. Fringe benefits for the named executive officers are:

Broad-based fringe benefits:

•	Medical, dental and vision coverage (employee shares cost)

•	Pre-tax health and dependent care spending accounts

•	Adoption assistance

•	Employee referral services

•	Group life insurance coverage

•	Short-term disability insurance coverage

•	Long-term disability insurance coverage equal to 60% of base salary

Senior and executive officers only:

•	Tax preparation services

•	Financial planning services

•	Annual $500 reimbursement for health club membership (discontinued after June 30, 2012)

•	Automobile allowance and reimbursement of operating expenses

•	Home security services (management committee members only) (discontinued after June 30, 2012)

People’s United bears the expense of other club memberships for named executive officers, if the membership is used primarily for business-related purposes. Certain executives who do not reside permanently in the Bridgeport, Connecticut area are provided with local housing at our expense.

Retirement benefits represent an important source of compensation to the named executive officers. As with fringe benefits, some forms of retirement benefits are available to a broad range of employees, while others are limited to senior and executive officers who meet specified eligibility criteria. Retirement benefits are provided through these programs (tax-qualified plans are marked with an asterisk):

Broad-based retirement programs:

•	People’s United Bank 401(k) Employee Savings Plan*

•	People’s United Financial Employee Stock Ownership Plan*, or ESOP

Senior and executive officers only:

•	People’s United Bank Non-Qualified Savings and Retirement Plan

Certain executive officers only:

•	Split-Dollar Cash Value Restoration Plan

Additional information about the LTIP can be found later in this section under the heading “—Long-Term Incentive Plan”; for the RRP under the heading “—2007 Recognition and Retention Plan”; for the SOP under the heading “—2007 Stock Option Plan”; for the Split-Dollar Cash Value Restoration Plan under the heading “—Split-Dollar Cash Value Restoration Plan”, and for the 401(k) Employee Savings Plan, the ESOP, and the Non-Qualified Savings and Retirement Plan, in the discussion following the table headed “Pension Benefits.”

Mr. D’Amore is entitled to benefits under the People’s United Bank Employees’ Retirement Plan, the People’s United Bank Cap Excess Plan, and the People’s United Bank Enhanced Senior Pension Plan. Benefits under these plans were frozen as of December 31, 2011. Mr. Barnes and Mr. Powlus are entitled to benefits under the Chittenden Corporation Pension Account Plan. Benefits under this plan were frozen as of December 31, 2005. Additional information about these plans can be found in the discussion following the table headed “Pension Benefits.”

Say on Pay. At the 2012 annual meeting, our shareholders approved the compensation of our executive officers as presented in the proxy statement for that meeting, with approximately 95% of the votes cast in favor of approval. The Board of Directors elected to make no changes to the Company’s executive pay practices based on the outcome of that vote. Other changes to our executive compensation programs, which are described below, were made for unrelated reasons.

Assembling the Components. The Compensation, Nominating and Governance Committee analyzes the level and relative mix of each of the principal components of the compensation packages for named executive officers on an annual basis. The Chief Executive Officer also makes recommendations to the Committee relating to compensation to be paid to the named executive officers other than himself. Based on this analysis and (where appropriate) the Chief Executive Officer’s recommendations, the Compensation, Nominating and Governance Committee makes annual recommendations to the independent members of the Board of Directors about each named executive officer’s compensation package to the extent derived from base salary, STIP Bonus and long-term incentives provided pursuant to the LTIP. This portion of executive compensation is also called core compensation.

Decisions about core compensation are made without reference to other elements of compensation (i.e., fringe benefits, retirement benefits, and non-core incentive awards under the RRP and SOP). With one exception, fringe benefits and retirement benefits are not specifically tailored for the named executive officers, and are provided under programs that provide similar benefits to non-executive employees of the Company. The Split-Dollar Cash Value Restoration Plan is an exception to this general rule. As noted in the section entitled “—Split-Dollar Cash Value Restoration Plan,” this plan was created after enactment of the Sarbanes-Oxley Act of 2002 and the resulting termination of executive officers’ participation in the split-dollar life insurance program.

The RRP and the SOP have historically not been used to replace or supplement the LTIP as the source of incentive grants used in assembling the annual core compensation package for the named executive officers. Instead, grants under the RRP and the SOP have been approved by the Compensation, Nominating and Governance Committee to acknowledge and recognize significant contributions made to the organization by the proposed recipient, or if deemed necessary or appropriate in order to help attract or retain the services of the proposed recipient. For a discussion of grants made pursuant to these plans to named executive officers in 2012, see “—Other Committee Actions.”

As noted above, beginning in 2013, long-term incentive awards under the LTIP will no longer include the LTIP Bonus as a component. This change is expected to result in an increase in the number of options and/or restricted shares awarded as part of the annual core compensation packages for named executive officers. The

Compensation, Nominating and Governance Committee may consider using the RRP and the SOP as a source of equity grants for core compensation purposes during the 2013 annual compensation cycle or in future years if the number of shares reserved for issuance pursuant to the LTIP becomes insufficient for this purpose.

The Compensation, Nominating and Governance Committee reviews the other components of executive compensation (fringe benefits and retirement benefits), but does not necessarily consider changes to those components on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation, Nominating and Governance Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not with reference to a particular named executive officer’s compensation package. Decisions about these components of compensation are made without reference to the named executive officers’ core compensation packages, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.

The Compensation, Nominating and Governance Committee seeks to create what it believes is the best mix of the principal components of core compensation in delivering the named executive officers’ core compensation. These components are evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements or from market survey data. The companies which are the source of the benchmark data may be different for the Chief Executive Officer and for the other named executive officers, due to differences in the availability of reliable data for comparable executive positions below the Chief Executive Officer level. As discussed below under the heading “—Committee Actions Affecting 2012 Compensation,” the Committee uses the benchmark data as a primary reference point when setting the Chief Executive Officer’s compensation, and as a reference point when setting the compensation for the other named executive officers. Except in unusual circumstances, executive officer compensation is expected to fall within the parameters established by the benchmark data.

For each named executive officer, a significant percentage of core compensation is at-risk, meaning it will generally be earned or increase in value when the Company or the named executive officer is successful in ways that are aligned with and support shareholder interests. At-risk elements of compensation may have no value or may be worth less than the target value if applicable performance goals are not fully attained or the price of the common stock declines or remains flat after the date the at-risk compensation is awarded. At-risk compensation includes all components of core compensation other than base salary.

Assembly of the core compensation package for each named executive officer begins with the establishment of target ranges for the separate elements making up each named executive officer’s core compensation package. The Compensation, Nominating and Governance Committee establishes these target ranges in consultation with the Chief Executive Officer and the independent compensation consultant. The target range for each element of core compensation for each named executive officer is generally between the 50th and 75th percentile of the benchmark data. Deviations from the target ranges may be made to account for a particular executive’s experience, complexity of responsibility, value to the organization, and expertise in his or her field of responsibility. A number of these factors are subjective in nature.

Once the ranges have been established, the Compensation, Nominating and Governance Committee determines the base salary component for each named executive officer, including the Chief Executive Officer. In doing so, the Compensation, Nominating and Governance Committee reviews base salary information compiled by the compensation consultant from the sources described above, then formulates a recommendation for the base salary component of each named executive officer’s compensation in relation to that information. The target base salary for the Chief Executive Officer is determined using the percentile target range established for the elements of his core compensation. The target base salary for each other named executive officer is based on target ranges for each element of core compensation. The target base salary for each named executive officer may then be adjusted on an individual basis to reflect one or more of the factors noted in the preceding paragraph.

The Compensation, Nominating and Governance Committee follows a similar process for each other element of core compensation using the target ranges established for the elements of core compensation.

The target amount of the STIP Bonus award and the target amount of the LTIP Bonus award are each expressed as a percentage of the executive’s base salary for the ensuing year. The assumed value of stock options for purposes of assembling the compensation package is determined using the Black-Scholes option pricing model, and the assumed value of restricted stock grants is the fair value of the common stock, in each case determined as of a date reasonably close to the date the grants are made. The relative weighting of stock options, restricted stock grants and targeted LTIP Bonus awards is determined with reference to the competitive data made available to the Compensation, Nominating and Governance Committee. In each case, the Committee may decide to depart from the target levels so established, for the same reasons as discussed with respect to base salary.

The annual process of assembling target compensation packages for the named executive officers is forward-looking in nature. Actual performance over the applicable measurement period may exceed or fall short of the targets, and the common stock may be worth more or less in the future compared to valuations used in formulating equity-based awards. This means that when at-risk compensation is actually received by a named executive officer, it may be worth more or less to the executive than was expected at the time the award was initially made. This applies to forms of at-risk compensation paid out in cash (STIP Bonus and LTIP Bonus) or realized in the stock market from the exercise of stock options or sale of shares of restricted stock after vesting.

The value (or lack of value) realized by named executive officers from at-risk awards granted in prior years is not taken into account by the Compensation, Nominating and Governance Committee in the process of setting compensation for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of at-risk compensation. If current year awards were increased to make up for below-target performance in prior years or decreased to account for above-target performance in prior years, the link between performance and reward would be diluted or eliminated. Named executive officers would have little incentive to improve performance if it meant decreased target awards in the future, or if the negative consequences for poor performance would be cushioned by increases in the target value of future awards. In addition, the value realized by a named executive officer from equity-based awards granted in prior periods depends in large measure on when the executive decides to realize that value by exercising options or by selling vested shares of restricted stock. The Committee does not believe it would be appropriate to adjust future grants in light of these types of individual decisions.

The objective of the annual compensation-setting process is to establish the appropriate level and mix of compensation for each named executive officer, in reference to the factors discussed above. Therefore, the Compensation, Nominating and Governance Committee believes that the accounting treatment of any given element of core compensation, while relevant, is not a fundamental consideration in the compensation-setting process.

For the same reasons, the Compensation, Nominating and Governance Committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to a named executive officer is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the tax code and related tax regulations. Base salary and compensation derived from restricted stock awards are not forms of performance-based compensation. Many fringe benefits also do not qualify as performance-based compensation. Stock options are treated as a form of performance-based compensation because their value is entirely dependent on the performance of the common stock in the market after the date the option is granted. Short-term bonus and long-term cash bonus awards may qualify as forms of performance-based compensation under the income tax regulations.

The Compensation, Nominating and Governance Committee understands that People’s United will not be able to deduct a certain portion of the compensation paid to the named executive officers if it does not qualify as performance-based compensation for tax purposes and exceeds the Section 162(m) limit. The Committee further understands that the absence of this deduction will increase the effective cost of such compensation. The Committee believes this represents an additional cost of doing business that should be borne by the organization as a result of non-tax decisions regarding the appropriate level and mix of compensation for each named executive officer.

The Committee will continue to monitor and review the Company’s compensation policies in light of evolving corporate governance standards and the results of periodic “say on pay” votes by shareholders. It will consider revisions to compensation policies when, in the Committee’s judgment, doing so would be consistent with the achievement of long-term success and the enhancement of shareholder value.

Linking Company Performance to Incentive Plan Funding. Each year, the Compensation, Nominating and Governance Committee establishes one or more prospective company-wide performance targets for use in making funding determinations that affect payment of STIP Bonuses and LTIP Bonuses. Actual performance is evaluated against the target performance measures after the close of the performance period to which the measures apply. The results of that comparison are used to calculate the level of funding available to pay STIP Bonuses and to determine payouts for LTIP Bonuses awarded for the applicable performance period.

For purposes of the STIP Bonus, each named executive officer is also evaluated on several performance objectives that are set at the beginning of the year and which are reviewed and revised as appropriate on a quarterly basis. These performance measures relate to the strategic business objectives of the organization for the year. Each named executive officer has a unique set of individual performance measures. The degree to which a named executive officer satisfies these individualized measures as well as competencies and overall performance rating is taken into account in determining the amount to be paid out to that executive as a STIP Bonus.

The target performance measures for the STIP are objective measures that reflect the Company’s operating results for the year for which the target is established. The Committee has historically sought to ensure that attainment of the target performance measure is challenging yet achievable. When establishing a performance target in relation to results of operations, the Committee seeks to establish a target based on operating results derived from sources that are reasonably predictable and stable. Therefore, the Committee often specifies a target operating measure (such as earnings per share, or EPS) that is based on results from continuing operations. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Committee consider additional adjustments to the target operational measures which are designed to eliminate the effects of extraordinary or unusual events. Some events for which these kinds of adjustments are made do recur from time to time, but are nevertheless considered to be extraneous to the conduct of normal day-to-day banking business. The Committee is not required to adopt the Chief Executive Officer’s recommendations. For any given year, the Compensation, Nominating and Governance Committee may decide to establish performance measures in addition to or in place of operationally-based measures. For 2012, the Committee established a STIP performance target based on EPS. The EPS performance measure established by the Committee differs from EPS as reported under U.S. generally accepted accounting principles because it excludes the effects of certain non-routine items. For 2012, this measure was identical to “non-operating EPS” as reported by the Company from time to time during 2012 and in January 2013.

For purposes of determining the level of funding available to pay STIP Bonuses, actual performance for the relevant year is compared to the target performance measure(s) without reference to any external factors. If actual performance falls below the targeted level but at or above a minimum threshold level set by the Committee, funding for payment of STIP Bonuses on a reduced basis may be available.

The process is different for the LTIP Bonus. The actual amount paid out pursuant to an LTIP Bonus award is determined over a three-year performance cycle. A new performance cycle begins at the start of each calendar year. The Company’s performance relative to the designated performance measure (total shareholder return, or TSR, as discussed below) over the entire three-year period will determine the amount to be paid out, without regard to the Company’s performance during any one year within that period.

The amount actually payable to each named executive officer based on his or her LTIP Bonus award will be determined by People’s United’s total shareholder return, or TSR, for the full three-year performance period relative to the TSR for a peer group of financial institutions over the same period. TSR measures the change in value realized by shareholders over a specified time based on changes in stock price and total dividends paid. The peer group is designated by the Compensation, Nominating and Governance Committee at the beginning of the three-year performance period for which the target performance measure is set. The composition of the peer group is determined by the Committee with input from executive management and the Committee’s independent compensation consultant, and may be updated from time to time as necessary to reflect changes (such as mergers) affecting the companies included in the group at the time the group was identified. LTIP Bonuses will be paid out at target if the Company’s TSR for the designated period falls at the 50th percentile of the TSR for the peer group. If the Company’s TSR relative to the TSR of the peer group falls below the 25th percentile of the peer companies, no payout will occur. LTIP Bonuses will be paid on a reduced basis if the Company’s relative TSR is between the 25th and 50th percentile of peer group TSR. Likewise, LTIP Bonuses will be paid at levels greater than target if the Company’s TSR is above the 50th percentile of the peer group TSR, and will be paid at a maximum of 150% of target if the Company’s TSR is at or above the 75th percentile of the peer group TSR.

The Company has decided to discontinue using the LTIP Bonus as a component of long-term incentive compensation beginning in 2013 to be more in line with the practices of many companies in our peer group. This will have no effect on LTIP Bonus awards made in prior years.

Timing of Equity Grants. Stock option grants and restricted stock grants are effective as of the grant date, and options are priced at fair market value on the date of grant. The grant date is the date the equity awards are approved for issuance by the independent members of the Board of Directors, acting on recommendations made to them by the Compensation, Nominating and Governance Committee. The LTIP and the SOP each define “fair market value” as the average of the high and low price of the common stock on the grant date or, if the grant date is not a day when the stock market is open, on the most recent day for which trading data is reported by the market. Equity grants are only made to named executive officers during the normal annual compensation-setting cycle except under circumstances discussed under the heading “—Exceptions to Usual Procedures.”

Stock Ownership Guidelines. People’s United has adopted guidelines establishing expected levels of stock ownership by the named executive officers. In general, the Chief Executive Officer is expected to own shares valued at five times his base salary, while the other named executive officers are expected to own shares valued at three times base salary. These guidelines were adopted in September 2008 and updated in October 2010, with compliance to be achieved within a five-year phase-in period from the later of the date the guidelines were first adopted or the date of an executive’s promotion or hire.

Exceptions to Usual Procedures. The Compensation, Nominating and Governance Committee may from time to time recommend to the independent members of the Board of Directors that they approve the payment of special cash compensation or the grant of special equity-based awards to one or more named executive officers in addition to payments and grants approved during the normal annual compensation-setting cycle. The Committee might make such a recommendation if it believes it would be appropriate to reward one or more named executive officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle. On occasion, special payments are contingent on some period of future service by the named executive officer. All equity grants are subject to future vesting contingencies, which may be different than the vesting periods that apply to grants made during the normal annual compensation-setting cycle.

The Committee will generally make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or an executive officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.

Equity-based grants were made to the Chief Executive Officer pursuant to the RRP in 2012 outside the normal annual compensation-setting process. See “—Other Committee Actions” for a more detailed discussion of this grant.

Rating Past Performance; Payout Decisions. The Committee is responsible for reviewing the actual performance of People’s United against performance targets established in prior periods. The evaluation of performance in relation to those targets is essential to determining the extent to which cash bonuses are paid to or amounts are accrued for the benefit of named executive officers. For more information about these performance targets and how they are used, see “—Linking Company Performance to Incentive Plan Funding” above.

The amount actually paid out to each named executive officer (including the Chief Executive Officer) pursuant to a STIP Bonus award depends on two factors: the extent to which the overall STIP Bonus pool is funded for the year; and the named executive officer’s overall performance rating with respect to his or her individual performance measures and leadership competencies. The Chief Executive Officer evaluates the performance and leadership behaviors of all named executive officers other than himself, and makes recommendations to the Compensation, Nominating and Governance Committee based on those evaluations. The Compensation, Nominating and Governance Committee evaluates the performance and leadership behaviors of the Chief Executive Officer.

As discussed earlier, the Committee often specifies one or more target performance measures intended to fairly represent the results of continuing operations during the ensuing year. Events may occur during the course of the year which cause management to conclude that one or more of these measures as initially established does not in fact achieve its intended goal. In that case, the Chief Executive Officer may ask the Compensation, Nominating and Governance Committee to exercise discretion in deciding whether or to what degree the applicable performance measure has been attained or exceeded. The Committee may, but is not required to, exercise that discretion.

The extent to which the overall STIP Bonus pool for all eligible employees (including named executive officers) is funded is determined by the performance of the Company measured against the target performance metrics specified by the Compensation, Nominating and Governance Committee. The bonus pool is not funded unless at least a designated minimum percentage (as determined by the Committee) of the target performance measures are attained for the year. Maximum funding of the bonus pool will occur if actual performance equals or exceeds a designated percentage (as determined by the Committee) of the target performance measures.

Once the funding level has been determined, the Committee then decides whether to apply an overall funding adjustment factor. Application of this factor, which may be positive or negative, may result in an adjustment to the overall funding pool. The Compensation, Nominating and Governance Committee will consider applying an overall funding adjustment factor when the actual financial performance for the preceding year was extraordinarily different from expected performance, and when the Committee believes that actual performance was not primarily attributable to any particular operating unit or units within the organization.

Each named executive officer is also evaluated on several performance objectives that were set at the beginning of the previous year and which are reviewed and revised as appropriate on a quarterly basis. These performance measures relate to the strategic business objectives of the organization for the year. Each named executive officer has a unique set of individual performance measures. The degree to which a named executive officer satisfies these individualized measures is taken into account in determining the amount to be paid out to that executive as a STIP Bonus. No named executive officer can receive a STIP Bonus payout in excess of 200% of the target short-term cash bonus amount.

As discussed above under the heading “Linking Company Performance to Incentive Plan Funding,” the actual payout for the LTIP Bonus award is determined over a three-year period. Target LTIP Bonus awards are made to each named executive officer on an annual basis. As a result, in any given year there are three overlapping LTIP Bonus cycles in effect. At the end of the applicable three year performance period a decision regarding the actual payout is made based on the Company’s relative TSR compared to a group of established peer companies. The composition of the peer group may change from year to year. See the discussion under the heading “—Linking Company Performance to Incentive Plan Funding.” The maximum amount that may be paid out pursuant to an LTIP Bonus award upon expiration of a three-year bonus cycle is 150% of the individual participant’s target LTIP Bonus established at the beginning of the three-year cycle.

Committee Actions Affecting 2012 Compensation. The Compensation, Nominating and Governance Committee took a variety of actions during 2012 that affected executive compensation for the year. These actions are described in greater detail below under the headings “Annual Compensation-Setting Process – Chief Executive Officer;” “Annual Compensation-Setting Process – Other Named Executive Officers;” “Establishing Performance Targets;” “Rating Past Performance;” and “Other Board and Committee Actions.” Early in 2013, the Compensation, Nominating and Governance Committee evaluated the performance of People’s United against the target performance measures established in early 2012 and took other actions relating to calculation of actual payments and accruals for the STIP Bonus and LTIP Bonus based on 2012 performance. Actions taken by the Committee in 2012 with reference to performance measures established for 2011 are not included in the following discussion.

Annual Compensation-Setting Process—Chief Executive Officer

In February 2012, the Committee recommended, and the independent members of the Board of Directors approved, the various components of the Chief Executive Officer’s annual compensation package. Details regarding base salary, stock options, and restricted stock grants are included in the detailed compensation tables elsewhere in this proxy statement. Information about the STIP Bonus and LTIP Bonus target amounts established by the Committee for the Chief Executive Officer are included in this discussion. For 2012, the Committee selected the following companies for use in benchmarking the Chief Executive Officer’s compensation package:

Associated Banc-Corp.	BancorpSouth, Inc.
City National Corp.	Comerica Inc.
Commerce Bancshares Inc.	Cullen/Frost Bankers, Inc.
East West Bancorp	FirstMerit Corporation
First Niagara Financial Group, Inc.	Fulton Financial Corp.
Huntington Bancshares Inc.	M&T Bank Corp.
New York Community Bancorp, Inc.	Susquehanna Bancshares, Inc.
Signature Bank	Synovus Financial Corp.
Valley National Bancorp	Wintrust Financial Corp.
Webster Financial Corp.	Zions Bancorporation

The companies in this group are all in the financial services industry. All companies listed in the peer group had a market capitalization between $1 billion and $11 billion at the time the companies were selected. Other factors used in selecting these companies were asset size and loan portfolio size. Compensation information for companies included in the peer group was obtained by reviewing publicly available proxy statements and other relevant filings made with securities regulatory authorities.

For 2012, the Committee established the target value of Mr. Barnes’ core compensation package at approximately $3.1 million. This placed Mr. Barnes in the 63rd percentile for core compensation paid to chief executive officers of the companies included in the peer group. This target was established based on the recent financial performance of People’s United, Mr. Barnes’ estimated value in the marketplace, and the Committee’s view of the Chief Executive Officer’s critical role in the future success of the Company.

After establishing the target value for Mr. Barnes’ overall core compensation package, the Committee made detailed determinations for each element of that package in order to arrive at the desired overall result:

Base Salary: The Committee set Mr. Barnes’ base salary at $950,000 representing a 5.6% increase from his base salary in 2011. Mr. Barnes’ base salary represented approximately 31% of the target value of his core compensation package, consistent with the Committee’s philosophy of emphasizing the at-risk components of core compensation for executive officers.

STIP Bonus: Mr. Barnes’ STIP Bonus target for 2012 was established at 100% of his base salary for 2012. The actual amount to be paid out to Mr. Barnes will be determined based on the financial performance of People’s United for the year. The amount paid out will not exceed 200% of the target amount. See “Rating Past Performance” below for a discussion of the amount paid out to Mr. Barnes pursuant to this award.

The Committee established Mr. Barnes’ STIP Bonus target at this level in part based on market practice and trends, and in part to achieve the desired mix between base compensation and at-risk compensation.

Long-Term Incentives: To arrive at the desired total target value of Mr. Barnes’ core compensation package for 2012, and in light of the levels of base salary and STIP Bonus award already determined, the Committee established the target value of the long-term incentive portion of Mr. Barnes’ compensation package for 2012 at approximately $1.2 million. The target value of the long-term incentive portion of Mr. Barnes’ compensation package is made up of the target value of the LTIP Bonus award, the value of stock options using the Black-Scholes option pricing model, and the assumed value of restricted stock grants. Option values and assumed restricted stock grant values were based on the stock price as of a date reasonably close to the actual grant date.

The relative mix of the three components of Mr. Barnes’ long-term incentive compensation package was designed so that approximately three-quarters of the target value would be attributable to equity-based forms of compensation. The Committee considered this weighting to be an appropriate means of aligning Mr. Barnes’ compensation with the long-term interests of People’s United’s shareholders.

Mr. Barnes’ LTIP Bonus target for the three-year performance cycle beginning with 2012 was established at approximately 31% of his base salary for 2012. The actual amount to be paid out to Mr. Barnes will be determined based on the Company’s TSR compared to the TSR of the designated peer group during the three year period of 2012-2014. The amount paid out will not exceed 150% of the target amount.

The Committee recommended the award to Mr. Barnes of options to purchase 136,809 shares of People’s United common stock. Additional information about these options is contained in the Summary Compensation Table and the table headed “Grants of Plan-Based Awards” and accompanying discussion, all of which appear below. The actual value realized upon the exercise of these options will depend on the market value of our stock at the time of exercise. The target value of these stock options represented approximately 25% of Mr. Barnes’ long-term compensation for 2012, reflecting the Committee’s decision to weight equity-based awards towards stock grants rather than towards options.

The Compensation, Nominating and Governance Committee also recommended the award to Mr. Barnes of 47,557 shares of People’s United common stock, subject to vesting restrictions. Additional information about these restricted shares is contained in the Summary Compensation Table and the table headed “Grants of Plan-Based Awards” and accompanying discussion, all of which appear below. The target value of these shares represented approximately 50% of Mr. Barnes’ long-term compensation for 2012.

All Compensation, Nominating and Governance Committee actions taken with respect to the compensation packages for Mr. Barnes were presented as recommendations for approval by the independent members of the Board of Directors. All of the Committee’s recommendations regarding the compensation packages for Mr. Barnes were approved by the independent members of the Board of Directors.

See “—Other Committee Actions” for a more detailed discussion of additional restricted stock grants made to Mr. Barnes in 2012.

Annual Compensation-Setting Process—Other Named Executive Officers. In February 2012, the Compensation, Nominating and Governance Committee recommended, and the independent members of the Board of Directors approved, the various components of the annual compensation packages for Messrs. D’Amore, Powlus, Tengel and Walters. Details regarding base salary, stock options, and restricted stock grants made to all of the named executive officers are included in the detailed compensation tables elsewhere in this proxy statement. Information about the STIP Bonus and LTIP Bonus target amounts established by the Committee for Messrs. D’Amore, Powlus, Tengel and Walters is included in this discussion.

The Committee began the compensation-setting process for the four named executive officers by referring to internally developed broad guidelines which specify target dollar ranges for executive compensation. These guidelines are based in large part on competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The Committee initially established the overall level of core compensation for each of these named executive officers within the guideline ranges after considering the recent performance of People’s United and the contribution of each named executive officer to those results, the value of each executive’s job in the marketplace, and the criticality of each named executive officer to the future success of People’s United in attaining its goals. The Committee next evaluated these preliminary compensation decisions in comparison to the compensation of executives having comparable responsibilities at companies in a peer group designated by the Committee. This peer group was different from the peer group used to establish the Chief Executive Officer’s compensation, due to the limited amount of data available for comparable executive positions in the first peer group.

For 2012, the companies making up the peer group used as a comparison reference for the compensation packages for the other named executive officers were:

Associated Banc-Corp	Fulton Financial Corp.
City National Corp.	Huntington Bancshares Inc.
Comerica Inc.	M&T Bank Corp.
Commerce Bancshares Inc.	Synovus Financial Corp.
Cullen/Frost Bankers Inc.	Webster Financial Corp.

The companies in this group all participate in relevant executive compensation surveys sponsored by the Committee’s independent compensation consultant. Each of these companies is also included in the peer group used as a comparison reference for the Chief Executive Officer’s compensation.

The Committee compared its preliminary compensation decisions for the four named executive officers with the peer group data to ensure that those preliminary decisions did not deviate significantly from market practice.

The target value of the four named executive officers’ core compensation packages, as established by the Committee for 2012 following the steps outlined above and based on equity valuation assumptions as of a date reasonably close to the Committee’s action, each fell within or slightly above the third quartile for core compensation paid to executive officers performing similar duties with the companies included in the peer group. The decision to provide certain named executive officers with core compensation packages having target values in excess of the 75th percentile for peers was considered appropriate in view of the value of the officers’ services to the Company and in view of the officers’ experience, complexity of responsibility, and expertise in their respective fields of responsibility.

After establishing the target value for each named executive officer’s overall core compensation package, the Committee made detailed determinations for each element of that package in order to arrive at the desired overall result:

Base Salary: The Committee first set the 2012 base salary for each named executive officer within target dollar ranges contemplated by the internal guidelines. Base salaries were as follows: Mr. D’Amore, $441,775; Mr. Powlus, $417,300; Mr. Tengel, 441,775; and Mr. Walters, $625,200. Salary increases for the four named executive officers represented a combination of normal annual increases of approximately 5.4% compared to base salaries for 2011. At these levels, base salaries represented approximately one-third of the target value of each named executive officer’s core compensation package.

STIP Bonus: The 2012 STIP Bonus targets for these four named executive officers were established as a percentage of base salary for 2012. Mr. Walters’ target STIP Bonus for 2012 was 90% of base salary, and the target STIP Bonus for each other named executive officer was 80% of base salary. The actual amount to be paid out to each named executive officer will be determined in part based on the financial performance of

People’s United for the year and in part based on the other factors discussed under the heading “—Rating Past Performance; Payout Decisions.” The amount paid out will not exceed 200% of the target amount. See “Rating Past Performance” below for a discussion of the amounts paid out to the named executive officers pursuant to these awards.

The Committee established the named executive officers’ STIP Bonus targets at these levels in part based on market practice and trends, and in part to achieve the desired mix between base compensation and at-risk compensation.

Long-Term Incentives: To arrive at the desired total target value of the four named executive officers’ core compensation packages for 2012, and in light of the levels of base salary and STIP Bonus awards already determined, the Committee established the target value of the long-term incentive portion of each named executive officers’ core compensation packages for 2012 at 120% of base salary for Messrs. D’Amore, Tengel and Walters, and at 110% of base salary for Mr. Powlus. The target value of the long-term portion of each named executive officer’s compensation package reflects the target value of the LTIP Bonus award, the value of stock options using the Black-Scholes option pricing model, and the assumed value of restricted stock grants. Option values and assumed restricted stock grant values were based on the stock price as of a date reasonably close to the actual grant date.

The relative mix of the three components of these executives’ long-term compensation packages was designed so that approximately three-quarters of the target value would be attributable to equity-based forms of compensation. The Committee considered this weighting to be an appropriate means of aligning executive compensation with the long-term interests of the Company’s shareholders.

The LTIP Bonus targets established for the four named executive officers for the three-year performance cycle beginning with 2012 represent 25% of each executive’s long-term incentive compensation target for 2012, or between 28% and 30% of each named executive officer’s base salary. The actual amount to be paid out will be determined based on the Company’s TSR compared to the TSR of the designated peer group during the three year period of 2012-2014. The amount paid out will not exceed 150% of the target amount.

The Compensation, Nominating and Governance Committee recommended the award of options to purchase shares of People’s United common stock to the four named executive officers as follows:

	Optioned Shares	Target Value
Mr. D’Amore	61,075	$132,533
Mr. Powlus	52,884	$114,758
Mr. Tengel	61,075	$132,533
Mr. Walters	86,433	$187,560

Additional information about these options is contained in the Summary Compensation Table and the table headed “Grants of Plan-Based Awards” and accompanying discussion, all of which appear below. These options will have no value unless the market value of our common stock is higher than the exercise price of the options. The actual value realized by each named executive officer upon his exercise of these options will depend on the market value of the Company’s stock at the time of exercise. The target value of these stock options represented approximately 25% of each named executive officer’s long-term compensation for 2012, reflecting the Committee’s decision to weight equity-based awards towards stock grants rather than towards options.

The Compensation, Nominating and Governance Committee also recommended the award of shares of People’s United common stock, subject to vesting restrictions, to the four named executive officers as follows:

	Restricted Shares	Target Value
Mr. D’Amore	21,231	$265,065
Mr. Powlus	18,383	$229,515
Mr. Tengel	21,231	$265,065
Mr. Walters	30,046	$375,120

Additional information about these restricted shares is contained in the table headed “Grant of Plan-Based Awards” below. The actual value realized by each named executive officer from these shares will depend on the market value of our stock at the time he chooses to sell such shares. The target value of these shares represented approximately 50% of each named executive officer’s long-term compensation for 2012 based on estimated values for stock options and shares of restricted stock at the time compensation recommendations were formulated.

All Compensation, Nominating and Governance Committee actions taken with respect to the four named executive officers were presented as recommendations for approval by the independent members of the Board of Directors. The Chief Executive Officer participated in the development of these recommendations but did not vote on the adoption of these recommendations by the Committee. All of the Committee’s recommendations regarding the compensation of the four named executive officers were approved by the independent members of the Board of Directors in February 2012.

Establishing Performance Targets. In February 2012, the Committee established the performance targets for purposes of determining actual payouts for the 2012 STIP Bonus. The Committee specified a performance target equal to budgeted EPS from continuing operations for the year, or $0.80. The EPS measure established by the Committee differs from EPS as reported under U.S generally accepted accounting principles because it excludes the effects of certain non-routine items.

Management advised the Committee that it considered this target to be challenging in light of a variety of factors, including: continuing weakness in the credit markets; the Company’s conscious decision to favor preservation of capital over investment yield; the continuing low interest rate environment; and the general competitive environment for 2012. The Committee thus viewed the performance targets to be challenging yet achievable goals based on this information.

For purposes of the LTIP Bonus awards, the Committee specified the Company’s TSR relative to a group of peers for the three-year performance period (2012-2014) as the sole performance measure. This peer group was identical to the peer group used in setting the Chief Executive Officer’s compensation for 2012.

Rating Past Performance.

In January 2013, the Compensation, Nominating and Governance Committee evaluated the Company’s actual performance during 2012 against the STIP performance target established in February 2012 and the LTIP performance target established in February 2010. For 2012, EPS from continuing operations was $0.75 representing approximately 94% of the performance target established by the Committee at the beginning of 2012. Based on these results, management recommended, and the Committee approved, funding for the overall STIP Bonus pool at 90% of target, consistent with the funding metrics approved at the beginning of 2012.

The Compensation, Nominating and Governance Committee evaluated People’s United’s TSR relative to the group of peer companies for the purpose of determining LTIP Bonus payouts for the 2010-2012 performance cycle. The Company’s TSR for the three-year period ended December 31, 2012 was -16.4%, which ranked in the 17th percentile of the designated peer group. As a result, no LTIP Bonus payouts were made for the three-year performance period ended December 31, 2012.

In determining the 2012 STIP Bonus payouts for the other named executive officers, the Compensation, Nominating and Governance Committee considered the Chief Executive Officer’s evaluation of each named executive officer’s performance against the individual set of previously-established key performance measures and leadership competencies for each officer. The types of personal objectives established for each named executive officer depend on their respective areas of responsibility. Objectives for executive officers in charge of a business line are focused on attainment of specified revenue, profitability and cost-containment goals. Objectives for executive officers in charge of staff functions include cost containment measures and also focus on process improvement and business integration goals. The level of accomplishment is weighed across all goals to arrive at an overall rating of performance for incentive compensation purposes. Incentive compensation payout ratios for a named executive officer may range from zero to 200% of the target payout for that officer, depending on the level of funding available for the overall incentive compensation pool (determined solely by reference to the Company’s performance with respect to the established EPS performance measure) and the overall performance rating for the individual officer. The personal objectives and/or key performance measures established for our named executive officers in 2012 were as follows:

Named Executive Officer	Key Performance Measures
Mr. Barnes	Earnings per share; revenue growth; expense control; asset quality; risk management; and project-related goals (e.g., process improvement and business integration)

Mr. D’Amore	Revenue growth; loan growth; expense control; deposit growth; and asset quality

Mr. Powlus	Expense control; fee revenue; and project-related goals (e.g., process improvement and business integration)

Mr. Tengel	Revenue growth; loan growth; expense control; deposit growth; and asset quality

Mr. Walters	Earnings per share; revenue growth; expense control; risk management; and project-related goals (e.g., process improvement and business integration)

The Committee evaluated the performance of each of the named executive officers relative to their respective performance measures. Based on those evaluations, the Committee determined that each of the named executive officers met or exceeded expectations with respect to their individual goals. The Committee also considered the leadership behaviors exhibited by each of the named executive officers during the year. As a result of the Committee’s evaluation and its recommendations to the full Board, the Board authorized STIP Bonus payouts to the named executive officers ranging from 90-100% of target within the overall opportunity range of zero to 200%. The decision to make no payout with respect to LTIP Bonus awards for the three-year performance period ended December 31, 2012 was made solely on the basis of the Company’s total shareholder return for that period and was not affected by individual performance.

Based on each individual’s level of achievement and the level of funding available in the STIP Bonus pool, the Committee recommended, and the independent members of the Board of Directors approved, payouts of STIP Bonuses for each named executive officer, as follows:

	Payout Amount	Payout as Percentage of STIP Bonus Target
Mr. Barnes	$950,000	100%
Mr. D’Amore	$318,078	90%
Mr. Powlus	$300,456	90%
Mr. Tengel	$318,078	90%
Mr. Walters	$506,412	90%

Additional information about STIP Bonus awards is contained in the table headed “Grant of Plan-Based Awards” below. No named executive officer received any LTIP Bonus payout for the three-year performance period ended December 31, 2012.

Other Board and Committee Actions.

Special Restricted Stock Award. On February 16, 2012, the Committee recommended and the Board of Directors approved a special restricted stock award of 50,000 shares of the Company’s common stock to Mr. Barnes in recognition of the Company’s outstanding business performance in 2011 and to help align Mr. Barnes’ level of ownership of Company stock with that of CEOs at peer companies. Although this award constitutes additional compensation to Mr. Barnes, the decision to make the award was not made for compensation-related reasons. For this reason, the award was not analyzed within the context of the Committee’s normal compensation philosophy or standards, and represented an intentional departure from those guidelines.

Compensation Policies and Practices in Relation to Risk Management

The Company has considered the extent to which its compensation policies and practices influence the behaviors of our executives and other employees with respect to taking business risks that could affect the Company. We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company, either individually or in the aggregate. Executive management, including the Company’s Chief Risk Officer, will conduct an annual risk assessment of these policies and practices and will advise the Compensation, Nominating and Governance Committee of their findings and recommendations (if any) for changes to these policies and practices.

Summary Compensation Table

The following table sets forth a summary for the last fiscal year of the cash and non-cash compensation paid or awarded by People’s United to its principal executive officer, its principal financial officer, and its three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of the 2012 fiscal year (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John P. Barnes(1)	2012	$940,385	$—	$1,237,900	$299,612	$950,000	$35,847	$240,684	$3,704,427
President and Chief Executive Officer	2011	890,384	—	577,707	287,766	1,726,130	28,081	239.983	3,750,051
	2010	699,379	—	859,376	317,031	788,290	12,462	200,665	2,877,203

Robert R. D’Amore	2012	$439,703	$—	$272,376	$133,754	$318,078	$351,795	$186,408	$1,702,114
Sr. Executive Vice President (Retail and Business Banking)	2011	429,323	—	267,807	132,296	610,224	791,905	159,196	2,390,750
	2010	420,632	—	248,527	117,878	378,480	537,798	119,008	1,822,323

Lee C. Powlus(2)	2012	$412,050	$—	$236,349	$115,816	$300,456	$10,759	$178,926	$1,254,356
Sr. Executive Vice President (Chief Administrative Officer)

Jeffrey J. Tengel(3)	2012	$435,664	$—	$272,376	$133,754	$318,078	$1,306	$72,557	$1,233,735
Sr. Executive Vice President (Commercial Banking)	2011	408,654	—	313,968	155,494	525,075	764	79,016	1,482,971

Kirk W. Walters(3)	2012	$620,354	$—	$383,886	$189,288	$506,412	$1,230	$189,689	$1,890,859
Sr. Executive Vice President (Chief Financial Officer)	2011	468,461	—	1,562,117	997,238	810,000	353	257,050	4,095,218

(1)	Served as Senior Executive Vice President (Chief Administrative Officer) until April 25, 2010 and as Interim President and Chief Executive Officer from that date until July 22, 2010 when he was appointed President and Chief Executive Officer.
(2)	Was not a named executive officer prior to 2012.
(3)	Did not serve as an executive officer prior to 2011.

Amounts shown in the “Stock Awards” column reflect the value of the awards on the date granted. Stock awards are generally valued at the average of the high and low stock price on the grant date. The value attributed to stock allocated pursuant to the Employee Stock Ownership Plan, which we call the ESOP, is based on the closing price of People’s United stock on the date the allocation was made. For more information on stock awards made to the named executive officers during 2012, see the table in this section entitled “Grants of Plan-Based Awards.”

Amounts shown in the “Option Awards” column reflect the value of the awards on the date granted. Stock options are valued using the Black-Scholes option pricing model. For 2012, the assumptions shown in the following table were used for the purpose of valuing options granted on the indicated dates. Options granted on February 16, 2012 were granted pursuant to the Long-Term Incentive Plan (LTIP).

Option Grant Date	Option Value	Black-Scholes Assumptions
		Exercise Price	Dividend Yield	Expected Volatility Rate	Risk-free Interest Rate	Expected Term (Years)
February 16, 2012	$2.19	$12.65	5.06%	32.56%	1.18%	6.01

The exercise price shown in the above table is equal to the fair value of the underlying stock on the grant date. For more information on option grants made to the named executive officers during 2012, see the table entitled “Grants of Plan-Based Awards.”

The amounts shown in the “Non-Equity Incentive Plan Compensation” column for 2012 reflect short-term incentive bonus payments made to the named executive officers in 2013 with respect to performance in 2012, and amounts paid to the named executive officers in 2013 as long-term incentive bonuses based on People’s United’s performance during the 2010-2012 performance cycle. Details of these amounts are as follows:

	Short-Term Incentive Bonus (STIP Bonus)	Long-Term Incentive Bonus (LTIP Bonus)
John P. Barnes	$950,000	$—
Robert R. D’Amore	$318,078	$—
Lee C. Powlus	$300,456	$—
Jeffrey J. Tengel	$318,078	$—
Kirk W. Walters	$506,412	$—

Amounts shown in the column headed “Change in Pension Value and Nonqualified Deferred Compensation Earnings” are for the twelve months ended December 31, 2012 which is the pension plan measurement date used by People’s United for financial reporting purposes. This column includes above-market earnings on compensation deferred by the named executive officer under the Non-Qualified Savings and Retirement Plan, as follows: Mr. Barnes, $23,547; Mr. D’Amore, $14,195; Mr. Powlus, $7,959; Mr. Tengel, $1,306; and Mr. Walters, $1,230. Information about these earnings and how they are calculated is shown in the table headed “Non-Qualified Deferred Compensation” and accompanying text.

Amounts shown as “All Other Compensation” are attributable to perquisites and other personal benefits, and to other items of compensation that are not reported elsewhere in the Summary Compensation Table. Perquisites and other personal benefits consist of: a company-supplied automobile or automobile allowance; tax preparation and financial planning services; for Messrs. D’Amore, Powlus and Walters, the cost of providing local housing in the amount of $19,200, $35,400 and $22,800, respectively; the use by Messrs. Barnes, Powlus and Walters of a company-owned airplane to the extent such use was not considered under applicable regulations to be integrally and directly related to the performance of his duties ($44,301, $31,816 and $41,215, respectively, calculated as described below); and for Messrs. Barnes and D’Amore, home security services. For Mr. D’Amore, perquisites for 2012 include the cost of a club membership which was used primarily, but not exclusively, for business purposes.

In determining the value attributed to the use of the company-owned airplane, only direct flights between Bridgeport, Connecticut and Burlington, Vermont (or nearby airports if necessary due to weather conditions) were considered. The per-flight cost of each trip on which Mr. Barnes, Mr. Powlus or Mr. Walters was a passenger was divided by the number of Company employees on the same flight for purposes of determining the amount attributable to each of them for such trips. Fixed costs (such as the monthly third-party management fee) associated with the airplane were excluded in making this calculation.

Additional items shown as “All Other Compensation” for 2012 include: employer matching contributions and credits to the 401(k) Employee Savings Plan and the Non-Qualified Savings and Retirement Plan (Mr. Barnes, $100,690; Mr. D’Amore, $37,990; Mr. Powlus, $34,916; Mr. Tengel, $17,427; and Mr. Walters, $41,591); employer retirement contributions and credits to the 401(k) Employee Savings Plan and the Non-Qualified Savings and Retirement Plan (Mr. Barnes, $75,731; Mr. D’Amore, $28,707; Mr. Powlus, $26,402; Mr. Tengel, $27,830; and Mr. Walters, $42,911) the employer-paid portion of medical and/or dental insurance premiums (Mr. Barnes, $14,402; Mr. D’Amore, $5,007; Mr. Powlus, $15,818; Mr. Tengel, $15,498; and Mr. Walters, $15,818); and for Messrs. D’Amore, Powlus and Walters, a tax gross-up payment of $9,185, $18,171 and $11,419, respectively, with respect to the local housing expenses paid on their behalf. For Mr. D’Amore, this amount also includes an increase of $67,960 during 2012 in the amount potentially payable to him in the future under the Split-Dollar Cash Value Restoration Plan.

The employer retirement credits made to the Non-Qualified Savings and Retirement Plan for certain named executive officers were made in 2013 with respect to services rendered during 2012 and, accordingly, are not reflected in the table entitled “Non-Qualified Deferred Compensation” appearing elsewhere in this section.

Grant of Plan-Based Awards. The following table sets forth information concerning grants of plan-based awards made in 2012 to the named executive officers under the Short-Term Incentive Plan, the Long-Term Incentive Plan, the 2007 Recognition and Retention Plan and the Employee Stock Ownership Plan. No grants were made during 2012 to any of the named executive officers under the 2007 Stock Option Plan.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Market Price on Grant Date ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
John P. Barnes	Jan. 26, 2012(4)				6			$12.63	$78
	Feb. 16, 2012(5)	$475,000	$950,000	$1,900,000
	Feb. 16, 2012(6)	148,438	296,875	445,313
	Feb. 16, 2012(7)				47,557			12.70	601,596
	Feb. 16, 2012(7)					136,809	$12.65	12.70	299,612
	Feb. 16, 2012(8)				50,000			12.70	632,500
	Dec. 31, 2012(9)				308			12.09	3,726
Robert R. D’Amore	Jan. 26, 2012(4)				6			$12.63	$78
	Feb. 16, 2012(5)	$176,710	$353,420	$706,840
	Feb. 16, 2012(6)	66,266	132,533	198,799
	Feb. 16, 2012(7)				21,231			12.70	268,572
	Feb. 16, 2012(7)					61,075	$12.65	12.70	133,754
	Dec. 31, 2012(9)				308			12.09	3,726
Lee C. Powlus	Jan. 26, 2012(4)				6			$12.63	$78
	Feb. 16, 2012(5)	$166,920	$333,840	$667,680
	Feb. 16, 2012(6)	57,379	114,758	172,136
	Feb. 16, 2012(7)				18,383			12.70	232,545
	Feb. 16, 2012(7)					52,884	$12.65	12.70	115,816
	Dec. 31, 2012(9)				308			12.09	3,726
Jeffrey J. Tengel	Jan. 26, 2012(4)				6			$12.63	$78
	Feb. 16, 2012(5)	$176,710	$353,420	$706,840
	Feb. 16, 2012(6)	66,266	132,533	198,799
	Feb. 16, 2012(7)				21,231			12.70	268,572
	Feb. 16, 2012(7)					61,075	$12.65	12.70	133,754
	Dec. 31, 2012(9)				308			12.09	3,726
Kirk W. Walters	Jan. 26, 2012(4)				6			$12.63	$78
	Feb. 16, 2012(5)	$281,340	$562,680	$1,125,360
	Feb. 16, 2012(6)	93,780	187,560	281,340
	Feb. 16, 2012(7)				30,046			12.70	380,082
	Feb. 16, 2012(7)					86,433	$12.65	12.70	189,288
	Dec. 31, 2012(9)				308			12.09	3,726

(1)	For equity grants other than those made pursuant to the ESOP, this is the date grants were approved by the independent members of the Board of Directors. Share allocations made pursuant to the ESOP are made on the date shares are released by the ESOP trustee from the ESOP’s loan repayment account in accordance with the terms of the plan, or as soon as administratively practicable following the date the Administrative Committee authorizes the reallocation of unvested shares forfeited by terminated plan participants to the accounts of then-current participants in the plan.
(2)	The threshold payment for a STIP Bonus and for an LTIP Bonus is shown as 50% of the target amount. Zero payouts are also possible. The maximum payout with respect to a STIP Bonus award is 200% of the target amount. The maximum payout with respect to an LTIP Bonus award is 150% of the target amount.

(3)	Exercise price is equal to “fair market value” which is defined in the Long-Term Incentive Plan as the average of the high and low stock price on the grant date. This will usually differ from the closing price on the grant date. The fair value of shares allocated to each executive pursuant to the ESOP is based on the closing price on the date the allocation is made.
(4)	Reallocation of pro rata portion of unvested shares forfeited by terminated ESOP participants.
(5)	STIP Bonus award for 2012, payable in 2013.
(6)	LTIP Bonus award, payable at the end of the 2012-2014 performance cycle.
(7)	Granted pursuant to Long-Term Incentive Plan.
(8)	Granted pursuant to 2007 Recognition and Retention Plan.
(9)	Allocated pursuant to ESOP.

The columns disclosing estimated future payouts under equity incentive compensation plans have been omitted from the table because no named executive officer earned any compensation during 2012 of a type required to be disclosed in those columns.

All stock and option awards shown in this table were made pursuant to the People’s United Financial, Inc. 2008 Long-Term Incentive Plan, the People’s United Financial, Inc. 2007 Recognition and Retention Plan and the People’s United Financial, Inc. Employee Stock Ownership Plan, as noted. The LTIP defines “fair market value” as the average of the high and low trading price of the common stock on The Nasdaq Stock Market on the date of grant or, if no trades take place on that date, the most recent day for which trading data is available.

Cash dividends paid with respect to shares of restricted stock granted pursuant to the LTIP and the RRP are paid to the grantee at the same time as dividends are paid on all other shares of People’s United common stock, regardless of whether awards have vested. Cash dividends paid with respect to shares of stock allocated to the participant’s account in the ESOP, whether or not vested, may be paid to the participant at the same time as dividends are paid on all other shares of People’s United common stock or may be reinvested in additional shares of common stock, at the participant’s election.

Stock and option awards made to named executive officers in 2012 will vest as described below:

Source of Grant (Plan Name)	Grant Date(s)	Vesting Schedule
Long-Term Incentive Plan	Feb. 16, 2012	50% on Mar. 1 following second anniversary of grant date; 25% on Mar. 1 following third anniversary of grant date; 25% on Mar. 1 following fourth anniversary of grant date

2007 Recognition and Retention Plan	Feb. 16, 2012	33 1/3% per year on each anniversary of grant date

A participant in the ESOP becomes fully vested once he or she has completed five years of credited service, as defined in the plan. All of the named executive officers except Mr. Tengel are fully vested in shares allocated to their accounts under this plan.

For purposes of this table, the grant date fair value of stock awards is generally equal to the number of shares awarded multiplied by the fair value of the shares as determined pursuant to the applicable plan. For stock allocated pursuant to the ESOP, the fair value is assumed to be equal to the closing price of the common stock on the date the shares were allocated to participants’ accounts. The grant date fair value of options is determined using the Black-Scholes option pricing model with the assumptions set forth in the text following the Summary Compensation Table for specified grant dates.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
John P. Barnes	14,650	—		$16.08	Jan. 16, 2018	29,744	(a)	$359,605
	227,727	56,932	(a)	15.66	Jan. 17, 2018	3,517	(b)	42,521
	22,000	—		16.94	Feb. 21, 2018	7,390	(c)	89,345
	24,505	8,169	(b)	16.58	Jan. 22, 2019	9,000	(d)	108,810
	16,230	16,231	(c)	15.80	Jan. 28, 2020	15,843	(e)	191,542
	42,514	42,514	(e)	13.05	Sept. 16, 2020	42,759	(f)	516,956
	—	108,591	(f)	13.42	Feb. 17, 2021	50,000	(g)	604,500
	—	136,809	(h)	12.65	Feb. 16, 2022	47,557	(h)	574,964

Robert R. D’Amore	32,130	—		$12.02	Feb. 17, 2015	3,669	(b)	$44,358
	49,308	—		14.91	Feb. 16, 2016	7,711	(c)	93,226
	23,121	—		21.63	Feb. 15, 2017	19,658	(f)	237,665
	554,911	—		18.10	Oct. 25, 2017	21,231	(h)	256,683
	31,040	—		16.94	Feb. 21, 2018
	25,571	8,524	(b)	16.58	Jan. 22, 2019
	16,936	16,937	(c)	15.80	Jan. 28, 2020
	—	49,923	(f)	13.42	Feb. 17, 2021
	—	61,075	(h)	12.65	Feb. 16, 2022

Lee C. Powlus	5,715	—		$16.94	Feb. 21, 2018	2,500	(i)	$30,225
	38,560	9,640	(i)	17.45	Oct. 9, 2018	965	(b)	11,667
	6,724	2,242	(b)	16.58	Jan. 22, 2019	2,008	(c)	24,277
	4,410	4,411	(c)	15.80	Jan. 28, 2020	1,825	(e)	22,064
	4,896	4,896	(e)	13.05	Sept. 16, 2020	11,631	(f)	140,619
	—	29,537	(f)	13.42	Feb. 17, 2021	2,665	(j)	32,220
	—	7,253	(j)	13.55	July 21, 2021	18,383	(h)	222,250
	—	18,383	(h)	12.65	Feb. 16, 2022

Jeffrey J. Tengel	16,006	16,006	(k)	$15.56	Mar. 8, 2020	7,076	(k)	$85,549
	31,536	47,305	(l)	15.56	Mar. 8, 2020	15,819	(l)	191,252
	—	58,677	(f)	13.42	Feb. 17, 2021	23,105	(f)	279,339
	—	61,075	(h)	12.65	Feb. 16, 2022	21,231	(h)	256,683
						470	(m)	5,683

Kirk W. Walters	—	80,000	(f)	$12.30	Mar. 17, 2021	29,233	(f)	$353,427
	117,994	235,988	(n)	12.30	Mar. 17, 2021	64,961	(n)	783,378
	—	86,433	(h)	12.65	Feb. 16, 2022	30,046	(h)	363,256

Vesting schedules for the footnoted items in the table above are as follows:

(a)	100% on Jan. 17, 2013
(b)	100% on Feb. 1, 2013
(c)	50% on Jan. 25, 2013; 50% on Jan. 25, 2014
(d)	One-third on Jul. 22, 2013; one-third on Jul. 22, 2014; one-third on Jul. 22, 2015
(e)	50% on Sept. 16, 2013; 50% on Sept. 16, 2014
(f)	50% on Mar. 1, 2013; 25% on Mar. 1, 2014; 25% on Mar. 1, 2015
(g)	One-third on Feb. 16, 2013; one-third on Feb. 16, 2014; one-third on Feb. 16, 2015

(h)	50% on March 1, 2014; 25% on March 1, 2015; 25% on March 1, 2016
(i)	100% on Oct. 9, 2013
(j)	50% on July 21, 2013; 25% on July 21, 2014; 25% on July 21, 2015
(k)	50% on Mar. 8, 2013; 50% on Mar. 8, 2014
(l)	One-third on Mar. 8, 2013; one-third on Mar. 8, 2014; one-third on Mar. 8, 2015
(m)	One-third on Feb. 3, 2013; one-third on Feb. 3, 2014; one-third on Feb. 3, 2015 (shares held in ESOP)
(n)	50% on Mar. 17, 2013; 50% on Mar. 17, 2014

The market value of unvested stock awards was calculated for purposes of this table using a per-share value of $12.09, which was the closing price of People’s United common stock on December 31, 2012.

The columns disclosing awards under equity incentive compensation plans have been omitted from the table because no named executive officer earned any compensation during 2012 or in prior years of a type required to be disclosed in those columns.

The following table presents information about the exercise of stock options and the vesting of stock awards during 2012 for the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Barnes	—	$—	1,775	$24,034
			29,744	406,303
			7,389	94,764
			6	78
			6,179	76,187
			3,000	34,485
			15,841	196,508
			308	3,726

Robert R. D’Amore	—	$—	7,710	$98,881
			6	78
			6,906	85,151
			57,983	708,117
			308	3,726

Lee C. Powlus	—	$—	2,008	$25,753
			6	78
			1,658	20,443
			1,824	22,627
			2,500	30,888
			308	3,726

Jeffrey J. Tengel	—	$—	80	$1,003
			12,347	154,368
			77	931

Kirk W. Walters	—	$—	6	$78
			32,481	432,079
			308	3,726

Cash dividends paid with respect to shares of restricted stock granted pursuant to the Long-Term Incentive Plan and the 2007 Recognition and Retention Plan are paid to the grantee at the same time as dividends are paid on all other shares of People’s United common stock, regardless of whether awards have vested. During 2012, the named executive officers received dividend payments on unvested shares of stock awards made under these plans in the following amounts: Mr. Barnes, $125,328; Mr. D’Amore, $58,752; Mr. Powlus, $24,916; Mr. Tengel, $41,461; and Mr. Walters, $79,587.

Shares allocated pursuant to the ESOP during 2012 to the account of each named executive officer are shown in the following table and in the table entitled “Grant of Plan-Based Awards”. Activity shown for January 26, 2012 reflects the reallocation to ESOP participants’ accounts of unvested shares forfeited by former ESOP participants. Activity shown for December 31, 2012 reflects the normal year-end allocation of shares to ESOP participants’ accounts.

	ESOP Shares Allocated in 2012
	January 26	December 31
Mr. Barnes	6	308
Mr. D’Amore	6	308
Mr. Powlus	6	308
Mr. Tengel	6	308
Mr. Walters	6	308

Employees must complete at least one full year of credited service for participation in the ESOP. Share allocations on January 26, 2012 were based on eligible compensation earned during 2011. As of February 3, 2013 Mr. Tengel is vested in 50% of the shares allocated to his account in 2012. The values shown in the “Option Exercises and Stock Vested” table for the shares allocated to the named executive officers’ ESOP accounts are also included in the “Stock Awards” column of the Summary Compensation Table.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
John P. Barnes	Chittenden Corporation Pension Account Plan(2)	22.2	$308,100	$—

Robert R. D’Amore	People’s United Bank Employees’ Retirement Plan(2)	29.0	$1,125,700	$—
	People’s United Bank Cap Excess Plan		2,456,800	—
	People’s United Bank Enhanced Senior Pension Plan		159,100	—

Lee C. Powlus	Chittenden Corporation Pension Account Plan(2)	13.0	$69,300	$—

(1)	Values are as of December 31, 2012, which is the pension plan measurement date used by People’s United for financial reporting purposes.
(2)	Tax-qualified defined benefit plan.

People’s United closed its defined benefit pension plans to new participants in 2006. Only individuals who were employees of the Company prior to August 14, 2006 are eligible to participate in these plans. Consequently, Messrs. Tengel and Walters are not eligible to participate in any defined benefit pension plan maintained by People’s United. Mr. Barnes and Mr. Powlus are participants in the Chittenden Corporation Pension Account Plan but are not eligible to participate in any other defined benefit pension plan maintained by People’s United.

Benefits under each of the People’s United defined benefit pension plans were frozen as of December 31, 2011. Consequently, the maximum number of years of credited service used in calculating benefits under these plans is equal to the number of years of service credited to each plan participant as of that date. The present values of accumulated benefits shown in the table for Mr. D’Amore are presented using a discount rate of 4.25% and appropriate mortality tables, and assume that benefits are payable to him in the form of a single life annuity with payments beginning at age 65 in the case of the qualified plan, and in a lump sum in the case of the non-qualified plans. The values shown do not assume any pre-retirement decrements.

Benefits under the Chittenden Corporation Pension Account Plan were frozen as of December 31, 2005. Consequently, the maximum number of years of credited service used in calculating benefits under that plan is equal to the number of years of service credited to each plan participant as of that date. This plan is a cash balance plan. Consequently, values shown in the table for Mr. Barnes and Mr. Powlus represent the actual value of their respective accumulated benefits, without actuarial adjustments.

Retirement Plans

Employees’ Retirement Plan. The People’s United Bank Employees’ Retirement Plan is a tax-qualified noncontributory defined benefit plan. The People’s United Bank Cap Excess Plan and the People’s United Bank Enhanced Senior Pension Plan (described below) are non-qualified supplemental defined benefit plans which together are referred to as the Supplemental Retirement Plans.

Employees who began employment with the Bank on or after August 14, 2006 are not eligible to participate in the Employees’ Retirement Plan or in the Supplemental Retirement Plans. Robert R. D’Amore is the only named executive officer who is a participant in the Employees’ Retirement Plan and the two Supplemental Retirement Plans.

The Employees’ Retirement Plan provides retirement benefits for eligible employees. Subject to the limitations imposed under the Internal Revenue Code, benefit payments are based on the employee’s years of credited service and the higher of (a) the employee’s average annual compensation paid during the five consecutive calendar years during the last ten years of participation that produce the highest average, or (b) 12 times the employee’s average monthly compensation paid during the last 60 consecutive months during which the employee received a salary while a participant in the Employees’ Retirement Plan.

For purposes of the benefit calculation for Mr. D’Amore, compensation is the sum of salary and bonus, subject, for purposes of the Employees’ Retirement Plan benefit calculations, to the limits specified in the Internal Revenue Code. Under the Internal Revenue Code, compensation in excess of specified limits cannot be considered for purposes of determining benefits under the Employees’ Retirement Plan. The basic pension benefit is a lifetime annual pension payable to employees retiring at age 65 equal to 1.1% of average annual compensation up to average Social Security covered compensation (which is an average of Social Security wage bases), plus 1.7% of average annual compensation in excess of the retiree’s average Social Security covered compensation, all multiplied by the employee’s years of credited service up to 30 years.

Cap Excess Plan. The Cap Excess Plan covers employees who are participants in the Employees’ Retirement Plan, who are otherwise eligible under the Cap Excess Plan and whose benefits under the Employees’ Retirement Plan are affected by limitations on compensation described above and limitations on benefit amounts payable by tax-qualified plans under the Internal Revenue Code. The Cap Excess Plan benefit is equal to the monthly benefit the participant would have received under the Employees’ Retirement Plan if those limitations did not apply, less the amount he or she would actually receive under that plan.

Enhanced Senior Pension Plan. The Enhanced Senior Pension Plan provides for the payment of supplemental pension benefits for employees who are otherwise eligible under the Enhanced Senior Pension Plan and have attained age 50. The Enhanced Senior Pension Plan provides for an annual target retirement benefit equal to the excess of (1) 50% of the average compensation that would be used in calculating Employees’

Retirement Plan benefits if the limitations on compensation imposed by the Internal Revenue Code did not apply, over (2) the benefits payable to the covered employee under any other qualified defined benefit plans maintained by the employee’s former employers, subject to certain exceptions. Mr. D’Amore is not entitled to receive benefits of this type from any former employer. The target benefit is then reduced by 1/15th for each year of credited service with the Bank less than 15. Target benefits under the Enhanced Senior Pension Plan are offset by benefits payable under the Employees’ Retirement Plan and the Cap Excess Plan. A participant in the Enhanced Senior Pension Plan becomes vested upon attaining age 55 or upon completing five years of service (whichever is later), and in any event upon reaching his or her normal retirement date. In addition, all participants in the Enhanced Senior Pension Plan become fully vested upon a change in control of the Bank or on the date the Bank enters into an agreement which would result in a change in control if consummated.

The Supplemental Retirement Plans generally provide for payment of benefits in a lump sum on the later of (A) the first payroll date of the seventh month following the participant’s termination of service, or (B) the first payroll date of the month following the participant’s attainment of age 55. The lump sum amount is equal to the present value of the applicable plan benefit determined as set forth above, and is calculated using interest assumptions, mortality tables and all other actuarial factors applied under the Employees’ Retirement Plan for purposes of determining present values of benefits payable under that plan.

Effective December 31, 2011, the benefits earned under the three plans described above were frozen. Continued service with People’s United (and its affiliates) and all compensation earned for periods beginning after that date will be disregarded for purposes of calculating the benefits payable under these plans.

Chittenden Corporation Pension Account Plan. The Chittenden Corporation Pension Account Plan is a tax-qualified noncontributory defined benefit plan. Substantially all former full-time employees of Chittenden who were age 21 with one year of service prior to 2006 participate in the Pension Account Plan. Messrs. Barnes and Powlus are the only named executive officers who are participants in this plan. This plan is a cash balance plan under which each participant’s benefit is determined based on annual pay credits and interest credits made to each participant’s notional account. Effective December 31, 2005, the benefits earned under the Pension Account Plan were frozen. As a result, no additional pay credits have been made to accounts since that date. Interest credits will continue to be made until benefits are paid.

Under the Pension Account Plan, interest credits are based on the notional account balance on the last day of the prior plan year and the plan’s interest credit rate. In mid-2011, the Company announced that it was terminating the Pension Account Plan. The plan’s interest credit rate for 2012 was 4.17%, determined using special rules applicable to plans in the process of termination. The Company subsequently rescinded its decision to terminate this plan, and will continue to operate it as an ongoing frozen plan. As a result, the interest credit rate for future periods will be the rate specified by the plan documents, and will equal the average 12-month Treasury Bill rate during December of the preceding plan year plus 0.5%, subject to an 8.0% maximum rate.

Participants may choose among several forms of annuity for payment of their benefits, or may elect to receive their benefit in a lump sum. The annual single life annuity value is equal to the cash balance account at retirement age divided by a plan-specified annuity conversion factor. All annuity forms of payment are actuarially equivalent to the single life annuity. The lump sum payment amount is the greater of the participant’s cash balance account and the present value of the participant’s single life annuity benefit.

401(k) Employee Savings Plan. People’s United maintains a tax-qualified defined contribution plan for substantially all of the employees of the Bank as of the first day of the calendar month following their hire date. Eligible employees may contribute from 1% to 50% of their annual compensation to the plan on a pre-tax basis each year, subject to limitations imposed by the Internal Revenue Code (for 2012 the limit was $17,000 exclusive of any catch-up contributions). Each year, the Bank matches 100% of a participant’s contributions up to 4% of earnings (as defined in the plan). All of the named executive officers are eligible to participate in the 401(k) Employee Savings Plan.

Employees receive an “employer retirement contribution” to their account under the plan, in an annual amount equal to 3% of the employee’s eligible earnings. Employees must satisfy certain eligibility requirements in order to qualify for this benefit. All of the named executive officers were eligible to receive the employer retirement contribution under the 401(k) Employee Savings Plan for 2012.

Non-Qualified Savings and Retirement Plan. The Bank maintains a Non-Qualified Savings and Retirement Plan which covers certain eligible employees who are also eligible to participate in the 401(k) Employee Savings Plan. Eligible employees (including all named executive officers) may contribute from 1% to 50% of their annual salary and STIP Bonus on a pre-tax basis each year without regard to Internal Revenue Code limits. The plan allows a participant to defer amounts on a non-tax-qualified basis whether or not he or she is eligible (or elects) to contribute to the 401(k) Employee Savings Plan.

The Non-Qualified Savings and Retirement Plan includes an employer match feature that is substantially similar to the match feature in the 401(k) Employee Savings Plan. Matching contributions are made in the form of credits to the Non-Qualified Savings and Retirement Plan participant’s account under the plan. The basic match is equal to the lesser of 4% of the participant’s eligible compensation, or the amount of the participant’s actual contribution to the Non-Qualified Savings and Retirement Plan for the applicable year. The amount of the Bank’s matching contributions for a participant in the Non-Qualified Savings and Retirement Plan are offset by the maximum amount of matching contributions the participant could have received under the 401(k) Employee Savings Plan.

Employees who are eligible to participate in the Non-Qualified Savings and Retirement Plan receive a “restoration contribution” to their account under the Non-Qualified Savings and Retirement Plan, in an annual amount equal to 3% of the employee’s eligible earnings in excess of applicable Internal Revenue Code limits. Each of the named executive officers was eligible to receive this contribution with respect to 2012.

Chittenden Corporation Supplemental Executive Savings Plan. The Chittenden Corporation Supplemental Executive Savings Plan is a non-qualified defined contribution plan which has been frozen to future contributions. Senior executives of Chittenden Corporation were eligible to make salary deferral elections pursuant to this plan.

During 2012, balances credited to a participant’s account under the Chittenden Corporation Supplemental Executive Savings Plan were credited with annual earnings at a rate of 5.033% which is equal to the average of the yield for each of the 12 months ended September 30, 2011 for debt obligations having a 10-year maturity issued by A-rated U.S. Banks, as published by Bloomberg (screen reference key C07010Y). Plan balances are distributable in a lump sum or in approximately equal annual installments over a period not to exceed 11 years, as elected by the executive. The participant may elect to have payments commence on one of the following dates: the first day of the month following six months after his severance date; the later of six months after his severance date or the beginning of the following calendar year; or at the participant’s attainment of the age specified in his distribution election form. A participant may change his payout election from time to time in accordance with the provisions of the plan, but may not accelerate the payment date.

No named executive officer other than Messrs. Barnes and Powlus has any balances credited to this plan.

The following table sets forth information regarding the Non-Qualified Savings and Retirement Plan and (in the case of Messrs. Barnes and Powlus) the Chittenden Corporation Supplemental Executive Savings Plan:

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John P. Barnes	$504,877	$198,452	$81,207	$—	$1,996,550
Robert R. D’Amore	$58,189	$28,276	$48,907	$—	$1,065.664
Lee C. Powlus	$240,615	$55,639	$27,422	$—	$683,551
Jeffrey J. Tengel	$17,427	$41,161	$4,500	$—	$115,051
Kirk W. Walters	$43,714	$57,033	$4,237	$—	$140,849

Prior to November 1, 2008, Non-Qualified Savings and Retirement Plan account balances maintained on behalf of participants were credited with earnings as though such amounts had actually been invested according to the allocation specified by the participant in funds available under the 401(k) Employee Savings Plan. These investments consist of People’s United common stock; various open-end mutual funds; and the Putnam Stable Value Fund, a collective investment trust maintained by Putnam Fiduciary Trust Company which is designed to provide a stable fixed income vehicle for defined contribution plans.

Balances attributable to all employee deferrals and contributions to the Non-Qualified Savings and Retirement Plan on and after November 1, 2008 are credited with interest at a fixed rate set by the Company’s Treasury and Finance Committee. During 2012, this rate was 5.033% which is equal to the average of the yield for each of the 12 months ended September 30, 2011 for debt obligations having a 10-year maturity issued by A-rated U.S. Banks, as published by Bloomberg (screen reference key C07010Y). This rate is subject to review and revision by the Treasury and Finance Committee on an annual basis. Balances in participants’ plan accounts on November 1, 2008 continued to be credited with earnings in the manner described in the preceding paragraph, until the earlier of (a) such time as the participant elected to transfer all (but not less than all) of his or her pre-November 2008 balances into the fixed rate investment or (b) November 30, 2012 at which time all balances were transferred into the fixed rate investment.

Non-Qualified Savings and Retirement Plan balances are distributable at the executive’s election (a) in a lump sum, or (b) in annual installments over a five- or ten- year period. The lump sum payment or the first installment payment will be made no earlier than the first payroll period in the seventh month following the executive’s termination of employment with People’s United unless a later payment or commencement date is required for compliance with Section 409A of the Internal Revenue Code. Participants may choose different payout options for balances attributable to salary deferrals and retirement credits prior to 2013 and for balances attributable to salary deferrals and retirement credits in each year thereafter.

Information about earnings calculations and distribution options under the Chittenden Corporation Supplemental Executive Savings Plan appears in the general description of that plan appearing above the table. No contributions were made to this plan by or on behalf of any named executive officer for 2012.

A portion of the amounts shown in this table in the column headed “Executive Contributions in Last FY” are also included in the “Salary” column of the Summary Compensation Table. Amounts shown in this table in the column headed “Registrant Contributions in Last FY” are also included in the “All Other Compensation” column of the Summary Compensation Table to the extent they constitute employer matching credits made pursuant to the plan in 2012, but are not included in the Summary Compensation Table to the extent they constitute retirement credits made in 2012 with respect to services rendered in 2011 for those named executive officers who were eligible to receive such credits under this plan. A portion of the amounts shown in this table in the column headed “Aggregate Earnings in Last FY” are also included in the “Change in Pension Value and

Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table to the extent they constitute above-market earnings.

Employee Stock Ownership Plan. In 2007, the Company established the People’s United Financial, Inc. Employee Stock Ownership Plan, or ESOP. The ESOP is a tax-qualified, broad based employee benefit program. The ESOP purchased 10,453,575 shares of People’s United stock in the open market in April 2007, using the proceeds of a loan made by the Company to the ESOP. All of the purchased shares were initially pledged as security for the repayment of that loan. As the loan is paid down, a portion of these shares will be released for allocation to participants in the ESOP. Approximately 348,450 shares were released for allocation to participants’ accounts on December 31, 2012, with an equal number of shares scheduled to be released for allocation on an annual basis until all shares have been released.

The number of shares allocated to each ESOP participant at year-end is determined by comparing the participant’s annual earnings (up to $250,000 for 2012) to the annual earnings of all other eligible participants. Each named executive officer received an allocation of approximately 308 shares under the ESOP on December 31, 2012.

Shares allocated to the accounts of ESOP participants are forfeited to the extent those shares are not vested at the time the participant’s employment is terminated. Forfeited shares may be used to defray expenses of operating the ESOP or, at management’s discretion, may be reallocated to the accounts of the remaining participants in the plan. In January 2012, all named executive officers received an allocation of approximately 6 shares as a result of forfeitures in 2010. The allocation of forfeited shares is based on the recipient’s annual earnings (as limited by IRS rules) for the preceding calendar year, once the individual has become eligible to participate in the ESOP.

Shares allocated to the named executive officers’ accounts are shown in the table entitled “Grant of Plan-Based Awards”, and the value of those shares as of the date they were allocated is included in the “Stock Awards” column in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

The following summaries set forth potential payments payable to the named executive officers upon termination of employment or in the event of a change in control of People’s United. The term “change in control” is defined in each of the agreements or plans discussed below. While there are some slight differences in the wording, a change in control will generally result in the case of (1) certain mergers, consolidations and recapitalizations of the Company in which a majority of shares or voting power is not held in the same proportion as prior to the transaction, (2) sale of all or substantially all of the assets of the Company, and the liquidation or dissolution of the Company; (3) any person (with certain exceptions) acquiring beneficial ownership of securities having 25% or more of the voting power of the outstanding securities of People’s United; and (4) a change (with certain exceptions) in a majority of the members of the Board of Directors of the Company.

Employment Agreement. None of the named executive officers is a party to an employment agreement with the Company.

Split-Dollar Cash Value Restoration Plan. Mr. D’Amore is a participants in the People’s United Bank Split-Dollar Cash Value Restoration Plan. No other named executive officer is covered by this plan. The Split-Dollar Cash Value Restoration Plan is designed to replace a portion of the benefits previously provided to the covered officers under the Bank’s split-dollar life insurance program for senior officers. Executive officers no longer participate in the split-dollar program to avoid potential violations of certain provisions of the Sarbanes-Oxley Act of 2002, under which the Bank’s payment of insurance premiums to be reimbursed by the executive at a later date might be characterized as an impermissible loan to the executive.

Terminating the covered officers’ participation in the split-dollar program resulted in a loss of future cash value under individual whole life insurance policies maintained for each named executive officer who participated in the program. This future cash value represented a portion of the long-term benefits provided to these officers in prior years. The Split-Dollar Cash Value Restoration Plan was adopted to offset that loss of value. The plan is intended to provide each participant with a benefit approximately equal to the difference between the projected cash value (calculated at various ages) of the split-dollar life insurance policy previously maintained for his or her benefit, compared to the reduced cash value of a fully paid-up life insurance policy currently maintained for his or her benefit, net of reimbursement to the Bank for insurance premiums paid by the Bank under the split-dollar program for each covered officer’s benefit prior to adoption of the Split-Dollar Cash Value Restoration Plan. The projected cash value of each participant’s original split-dollar policy is a fixed amount determined as of the date the plan was adopted; the projected cash value of the replacement policies is updated no less often than annually.

Payment of all cash values previously available to the covered officers from the life insurance policies maintained under the split-dollar program would have been made by third-party insurers, with little cost to the Bank because of the executives’ obligation to reimburse the Bank for annual premiums paid over time. All amounts now payable under the Split-Dollar Cash Value Restoration Plan will be paid by the Bank.

Benefits under the Split-Dollar Cash Value Restoration Plan are generally payable after the executive’s employment with the Bank ends. The amount of the benefit is determined by first comparing the projected cash surrender value of the original policy at age 65 to the projected cash value of the replacement policy, net of premium reimbursements due to the Bank as noted above. Since benefits paid under the Split-Dollar Cash Value Restoration Plan are fully taxable, this preliminary value is adjusted, or grossed up, by an additional amount approximating the sum of all taxes payable by the executive on account of the benefit payment. The tax gross-up feature is included because, under the split-dollar program, the executive could have used the split-dollar life insurance policy to provide his or her beneficiaries with a tax-free death benefit.

No benefits are payable under the Split-Dollar Cash Value Restoration Plan if an executive dies while still employed. In that case, the executive’s beneficiaries or estate will receive death benefits under both the replacement policy, and a term life insurance policy purchased for that executive. No benefits are payable under the Split-Dollar Cash Value Restoration Plan if the executive’s employment is terminated for cause. For purposes of the Split-Dollar Cash Value Restoration Plan, “cause” means an act of dishonesty, moral turpitude, insubordination, or an intentional or grossly negligent act detrimental to the interests of the Bank or any of its affiliates.

Change in Control Agreements. The Company entered into agreements with each named executive officer providing certain benefits in the event the executive’s employment is terminated under specified circumstances and within a specified period of time following a change in control of the Company. Each such agreement (a “Change in Control Agreement”) remains in effect until the executive’s employment is terminated prior to the occurrence of a change in control, or termination of the executive’s employment following the “protection period” following a change in control. Mr. Tengel’s original Change in Control Agreement, which had an initial three year term, was replaced in February 2013 by an agreement having a term identical to that in effect for all other named executive officers.

If an executive’s employment with the Company is terminated without “cause”, or the executive resigns for “good reason” (each as defined in the Change in Control Agreement), within three years following a change in control of the Company that occurs while the Change in Control Agreement is in effect, the Company will make payments and provide benefits to the covered officer as follows:

•

Cash severance equal to three times the sum of (a) the covered officer’s annual base salary as in effect immediately prior to termination of employment, plus (b) the target amount of the covered officer’s annual cash bonus for the year prior to the year in which the change in control occurs;

•	A pro-rated portion of the covered officer’s target annual cash bonus for the year in which the termination occurs;

•

An amount equal to the retirement benefits the covered officer would have earned if he had remained employed for two additional years following the date his employment is terminated, under the Company’s qualified and non-qualified retirement plans in which he participates; and

•

Continued participation for two years by the executive, his spouse and his dependents in the Company’s group health plans in which he participates, or substantially equivalent medical coverage if the covered officer can not continue participation in the Company’s plans.

As a condition to receiving any of the payments or benefits described above, the covered officer must first sign and deliver a release of claims to the Company.

The Change in Control Agreements are not employment agreements. The Company may terminate any covered officer’s employment at any time, without triggering any payment obligations under these agreements.

In March 2010, the Board of Directors indicated that it does not intend to approve inclusion of excise tax gross-up provisions in any future change in control agreements or employment agreements that include change in control provisions. The Board intends to follow this same approach when considering renewal of any existing change in control agreements and employment agreements. The Change in Control Agreements to which Messrs. Barnes, D’Amore, Powlus and Walters are parties were renewed or were newly executed following this date, and consequently do not include excise tax gross-up provisions.

Mr. Tengel’s original Change in Control Agreement, which was in effect at December 31, 2012, included excise tax gross-up provisions. These provisions were not included when his agreement was renewed in February 2013. Under Mr. Tengel’s original agreement, if any payments or distributions made to a covered officer became subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he would have been entitled to receive an additional gross-up payment in an amount which, net of all applicable taxes, interest and penalties, would equal the amount of the excise tax payable by the covered officer with respect to the initial payment or distribution. However, if the excise tax could be avoided by reducing the initial payment or distribution by less than 10%, the initial payment or distribution would have been reduced to the maximum amount that would not result in the imposition of the excise tax, and no gross-up payment would be due. Because the tables set forth below are as of December 31, 2012, the table showing amounts payable to Mr. Tengel reflects the excise tax gross-up provisions described in this paragraph.

Long-Term Incentive Plan. The Long-Term Incentive Plan provides for discretionary awards of options to purchase common stock, stock appreciation rights, restricted stock awards, and performance-based awards of cash or stock to eligible officers and employees as determined by a committee of the Board of Directors consisting of two or more outside directors. The Long-Term Incentive Plan is not subject to ERISA and is not a tax-qualified plan.

Upon the occurrence of a change in control, all awards previously made pursuant to the plan (whether cash-based or equity-based) will immediately vest, if not already vested in accordance with their terms.

2007 Recognition and Retention Plan. This plan provides for discretionary awards in the form of restricted stock to eligible directors, officers and employees of the Company. The Recognition and Retention Plan is not subject to ERISA and is not a tax-qualified plan.

Upon the occurrence of a change in control, all awards of restricted stock previously made pursuant to the plan will immediately vest, if not already vested in accordance with their terms.

2007 Stock Option Plan. This plan provides for discretionary awards in the form of stock options to eligible directors, officers and employees of the Company. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan.

Upon the occurrence of a change in control, all awards of stock options previously made pursuant to the plan will immediately vest, if not already vested in accordance with their terms.

Employee Stock Ownership Plan. This plan, which is described earlier in this proxy statement, is a tax-qualified plan subject to ERISA. Upon the occurrence of a change in control, all shares of People’s United common stock credited to participants’ accounts will immediately vest, if not already vested in accordance with the normal vesting schedule provided in the plan.

The following tables set forth the estimated value of the payments and benefits that would have been paid to the named executive officers under the terms of the Long-Term Incentive Plan, the 2007 Recognition and Retention Plan, the 2007 Stock Option Plan, the Split-Dollar Cash Value Restoration Plan, and the change in control agreements for each named executive officer, in each case assuming the event giving rise to the payment occurred on December 31, 2012. Amounts shown in these tables for the change-in-control value of restricted stock awards and unexercisable options may differ slightly from amounts calculated by reference to the table entitled “Outstanding Equity Awards at Fiscal Year-End” due to rounding.

	John P. Barnes
Benefit	Voluntary	For Cause	Death(1)	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$5,550,000
Cash LTIP Award	$—	$—	$—	$—	$—	$286,458

Equity(2)
Restricted Stock	$—	$—	$2,019,828	$2,019,828	$—	$2,488,243
Unexercisable Options	$—	$—	$—	$—	$—	$—

Total Equity	$—	$—	$2,019,828	$2,019,828	$—	$2,488,243

Retirement Benefits
Defined Benefit Plans(3)	$—	$—	$—	$—	$—	$—
Defined Contribution Plans	$—	$—	$—	$—	$—	$129,500

Total Retirement Benefits	$—	$—	$—	$—	$—	$129,500

Other Benefits
Split-Dollar Cash Value Restoration Plan(4)	$—	$—	$—	$—	$—	$—
Health & Welfare(5)	$—	$—	$—	$—	$—	$31,196
Outplacement	$—	$—	$—	$—	$—	$17,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—

Total Other Benefits	$—	$—	$—	$—	$—	$48,196

Total Benefits	$—	$—	$2,019,828	$2,019,828	$—	$8,502,397

(1)	Does not include proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United common stock on December 31, 2012 ($12.09).
(3)	Mr. Barnes is a participant in the Chittenden Corporation Pension Account Plan, but does not participate in any other defined benefit retirement plans maintained by the Company.
(4)	Mr. Barnes does not participate in this plan.
(5)	Health benefits continue for two additional years in the event of a change in control.

	Robert R. D’Amore
Benefit	Voluntary	For Cause	Death(1)	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$2,359,725
Cash LTIP Award	$—	$—	$—	$—	$—	$130,378

Equity(2)
Restricted Stock	$—	$—	$631,932	$631,932	$—	$631,932
Unexercisable Options	$—	$—	$—	$—	$—	$—

Total Equity	$—	$—	$631,932	$631,932	$—	$631,932

Retirement Benefits
Defined Benefit Plans(3)	$—	$—	$—	$—	$—	$46,784
Defined Contribution Plans	$—	$—	$—	$—	$—	$55,060

Total Retirement Benefits	$—	$—	$—	$—	$—	$101,844

Other Benefits
Split-Dollar Cash Value Restoration Plan	$178,052	$—	$—	$178,052	$178,052	$178,052
Health & Welfare(4)	$—	$—	$—	$—	$—	$11,464
Outplacement	$—	$—	$—	$—	$—	$17,000
Tax Gross-Ups	$122,737	$—	$—	$122,737	$122,737	$122,737

Total Other Benefits	$300,789	$—	$—	$300,789	$300,789	$329,253

Total Benefits	$300,789	$—	$631,932	$932,721	$300,789	$3,553,132

(1)	Does not include proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United common stock on December 31, 2012 ($12.09).
(3)	Amounts shown in this table represent the present value of amounts payable in addition to the present value of Mr. D’Amore’s accumulated benefit at December 31, 2012 under the Employees’ Retirement Plan, the Cap Excess Plan and the Enhanced Senior Pension Plan. The amount shown is based on the annual accrued benefit for a single life annuity at age 65 calculated as of December 31, 2012 and assuming payments would have commenced on January 1, 2013.
(4)	Health benefits continue for two additional years in the event of a change in control.

	Lee C. Powlus
Benefit	Voluntary	For Cause	Death(1)	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$2,187,900
Cash LTIP Award	$—	$—	$—	$—	$—	$101,293

Equity(2)
Restricted Stock	$—	$—	$453,097	$453,097	$—	$483,322
Unexercisable Options	$—	$—	$—	$—	$—	$—

Total Equity	$—	$—	$453,097	$453,097	$—	$483,322

Retirement Benefits
Defined Benefit Plans(3)	$—	$—	$—	$—	$—	$—
Defined Contribution Plans	$—	$—	$—	$—	$—	$51,051

Total Retirement Benefits	$—	$—	$—	$—	$—	$51,051

Other Benefits
Split-Dollar Cash Value Restoration Plan(4)	$—	$—	$—	$—	$—	$—
Health & Welfare(5)	$—	$—	$—	$—	$—	$34,029
Outplacement	$—	$—	$—	$—	$—	$17,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—

Total Other Benefits	$—	$—	$—	$—	$—	$51,029

Total Benefits	$—	$—	$453,097	$453,097	$—	$2,874,595

(1)	Does not include proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United common stock on December 31, 2012 ($12.09).
(3)	Mr. Powlus is a participant in the Chittenden Corporation Pension Account Plan, but does not participate in any other defined benefit retirement plans maintained by the Company.
(4)	Mr. Powlus does not participate in this plan.
(5)	Health benefits continue for two additional years in the event of a change in control.

	Jeffrey J. Tengel
Benefit	Voluntary	For Cause	Death(1)	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$2,309,325
Cash LTIP Award	$—	$—	$—	$—	$—	$122,761

Equity(2)
Restricted Stock	$—	$—	$621,571	$621,571	$—	$812,823
Unexercisable Options	$—	$—	$—	$—	$—	$—

Total Equity	$—	$—	$621,571	$621,571	$—	$812,823

Retirement Benefits
Defined Benefit Plans(3)	$—	$—	$—	$—	$—	$—
Defined Contribution Plans	$—	$—	$—	$—	$—	$53,884

Total Retirement Benefits	$—	$—	$—	$—	$—	$53,884

Other Benefits
Split-Dollar Cash Value Restoration Plan(4)	$—	$—	$—	$—	$—	$—
Health & Welfare(5)	$—	$—	$—	$—	$—	$33,388
Outplacement	$—	$—	$—	$—	$—	$17,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$1,323,557

Total Other Benefits	$—	$—	$—	$—	$—	$1,373,946

Total Benefits	$—	$—	$621,571	$621,571	$—	$4,672,739

(1)	Does not include proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United common stock on December 31, 2012 ($12.09).
(3)	Mr. Tengel does not participate in any defined benefit retirement plans maintained by the Company.
(4)	Mr. Tengel does not participate in this plan.
(5)	Health benefits continue for two additional years in the event of a change in control.

	Kirk W. Walters
Benefit	Voluntary	For Cause	Death(1)	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$3,495,600
Cash LTIP Award	$—	$—	$—	$—	$—	$182,520

Equity(2)
Restricted Stock	$—	$—	$716,683	$716,683	$—	$1,502,062
Unexercisable Options	$—	$—	$—	$—	$—	$—

Total Equity	$—	$—	$716,683	$716,683	$—	$1,502,062

Retirement Benefits
Defined Benefit Plans(3)	$—	$—	$—	$—	$—	$—
Defined Contribution Plans	$—	$—	$—	$—	$—	$81,564

Total Retirement Benefits	$—	$—	$—	$—	$—	$81,564

Other Benefits
Split-Dollar Cash Value Restoration Plan(4)	$—	$—	$—	$—	$—	$—
Health & Welfare(5)	$135,738	$—	$—	$135,738	$135,738	$135,738
Outplacement	$—	$—	$—	$—	$—	$17,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—

Total Other Benefits	$135,738	$—	$—	$135,738	$135,738	$152,738

Total Benefits	$135,738	$—	$716,683	$852,421	$135,738	$5,414,484

(1)	Does not include proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United common stock on December 31, 2012 ($12.09).
(3)	Mr. Walters does not participate in any defined benefit retirement plans maintained by the Company.
(4)	Mr. Walters does not participate in this plan.
(5)	Health benefits continue until Mr. Walters is eligible for Medicare, under the terms of his initial offer of employment with the Company.

Director Compensation

The following table sets forth information relating to the compensation of the Company’s directors during 2012. Amounts shown in the table include compensation paid to the named individuals as directors of the Bank.

Director Compensation(1)

	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Collin P. Baron	$68,850	$94,073	$—	$162,923
Kevin T. Bottomley(4)	59,744	94,073	200,000	353,817
George P. Carter	265,900	94,073	—	359,973
John K. Dwight	65,163	94,073	—	159,236
Jerry Franklin	79,950	94,073	—	174,023
Eunice S. Groark(5)	18,833	—	—	18,833
Janet M. Hansen	74,000	94,073	—	168,073
Richard M. Hoyt	71,550	94,073	—	165,623
Mark W. Richards	62,915	94,073	—	156,988
James A. Thomas(5)	22,633	—	—	22,633

(1)	The columns disclosing option awards, non-equity incentive plan compensation, and changes in pension value and nonqualified deferred compensation earnings have been omitted from the table because no director earned any compensation during 2012 of a type required to be disclosed in those columns.
(2)	Includes annual cash retainer, Committee chair retainer (if any) and per meeting fees paid by People’s United and the Bank. For Ms. Hansen and Messrs. Carter, Dwight and Franklin, includes fees paid for non-meeting related services as a member of the Audit Committee.
(3)	Reflects grant-date value ($12.68 per share) of 7,419 shares awarded to each director (other than Ms. Groark and Mr. Thomas) on April 19, 2012 pursuant to the Directors’ Equity Compensation Plan.
(4)	The amount shown for Mr. Bottomley in the column headed “All Other Compensation” consists of $200,000 in consulting fees payable pursuant to a Consulting Agreement dated January 20, 2011 between Mr. Bottomley and the Company.
(5)	Retired as a member of the Board of Directors at the Company’s 2012 Annual Meeting.

Information about shares awarded under equity compensation plans in 2012 or in prior years that either remained subject to transfer restrictions or had not vested as of December 31, 2012 is as follows:

Directors’ Equity Compensation Plan

	Restricted and Unvested Shares Outstanding at Dec. 31, 2012
	Vested; Transfer Restrictions Apply		Unvested
	Number	Aggregate Value	Number	Aggregate Value
Mr. Bottomley	—	$—	7,419	$89,696
Ms. Groark and Mr. Thomas	—	—	—	—
Each other director	13,714	$165,802	7,419	$89,696

The aggregate values shown were determined by reference to the $12.09 closing price of People’s United common stock on December 31, 2012.

Shares of common stock issued under this Plan prior to 2012 are fully vested but are generally not transferable by a director until the third anniversary of the grant date or, if earlier, at the time he or she ceases to be a People’s United director. In the event of a director’s death, shares of common stock held in his or her name will be issued to his or her beneficiary. All transfer restrictions will lapse upon a change in control, as that term is defined in the plan. At February 28, 2013, a total of 95,998 shares issued pursuant to the Directors’ Equity Compensation Plan remained subject to transfer restrictions.

Beginning in 2012, shares issued under this Plan become vested on the earliest to occur of (a) the first anniversary of the grant date, (b) the date of the annual meeting of shareholders in the year following the grant date, (c) the date a director’s Board service terminates due to death or disability, or (d) a change in control of the Company. These shares are not subject to any post-vesting transfer restriction period. At February 28, 2013, a total of 59,352 shares issued pursuant to the Directors’ Equity Compensation Plan remained unvested.

2007 Recognition and Retention Plan

	Unvested Shares Outstanding at Dec. 31, 2012
	Number	Aggregate Value
Mr. Carter	9,000	$108,810
Messrs. Dwight and Richards	10,357	125,216
Each other director	—	—

The aggregate values shown were determined by reference to the $12.09 closing price of People’s United common stock on December 31, 2012. No shares were awarded to directors in 2012 pursuant to the Recognition and Retention Plan.

Information about options previously awarded under the 2007 Stock Option Plan that were unexercised as of December 31, 2012 is as follows:

2007 Stock Option Plan

Name	Grant Date	Exercise Price	Unexercised Options Outstanding At Dec. 31, 2012
			Vested	Unvested
Mr. Bottomley	—	$—	—	—
Mr. Carter	Dec. 7, 2007	$17.09	236,679	—
Messrs. Dwight and Richards	Jan. 17, 2008	$15.66	85,542	21,386
Each other director	Dec. 7, 2007	$17.09	194,415	—

No options were granted to directors in 2012 pursuant to this plan.

Compensation of the Board of Directors of People’s United is established by the board, upon recommendation of the Compensation, Nominating and Governance Committee. Directors who are employed by People’s United or any of its affiliates are not entitled to additional compensation for board or committee service. Directors who are not employed by People’s United receive compensation according to the following table:

Annual Fees:
Cash Retainer (all members)	$24,000
Equity Compensation (all members)	95,000
Chairman of the Board	165,000
Committee Chairman:
Audit Committee	10,500
Loan Review Committee(1)	8,000
All Other Committees	4,000

Per-Meeting Attendance Fees:
Board meetings (all members)	$950
Committee meetings
Audit Committee:
Chairman	1,450
Other Audit Committee members	1,200
Members of all Committees (except Audit)	950

(1)	Committee of the Bank’s board of directors.

Members of the Board of Directors of the Bank receive additional compensation for service as members of that Board and its committees. However, no separate compensation will be paid to a director of the Bank who attends a board or committee meeting that is held jointly with a board or committee meeting of People’s United and who is compensated for that meeting by People’s United.

A director who, by invitation, attends a meeting of a committee of which he or she is not a regular member will be paid the same attendance fee as is payable to members of that committee. From time to time, Mr. Carter performs certain additional services in his capacity as Chairman of the Audit Committee without a meeting of the Audit Committee (for example, meetings with representatives of the Company’s independent registered public accountants). In such cases, he receives an amount equal to the Chairman’s regular Audit Committee meeting attendance fee. In addition, one or more other members of the Audit Committee periodically participate in the review of regulatory filings, and receive an amount equal to the regular Audit Committee meeting attendance fee for participation in each such review.

In addition to cash fees, non-employee directors also receive compensation in the form of People’s United common stock under the People’s United Financial, Inc. Directors’ Equity Compensation Plan. Under the Directors’ Equity Compensation Plan, each director who is not an employee is granted an annual award of shares of People’s United common stock based on a target dollar value of $95,000. These grants are made immediately following each annual meeting of shareholders. A person appointed as a director between annual meetings is eligible for a full or partial grant of an annual award at the time of his or her appointment, in the discretion of the Compensation, Nominating and Governance Committee. No stock options may be granted pursuant to the Directors’ Equity Compensation Plan. A total of 129,987 shares remained available for issuance as stock grants pursuant to this plan at February 28, 2013. Information about transfer restrictions and vesting requirements applicable to shares awarded pursuant to this Plan appear in the text following the table headed “Directors’ Equity Compensation Plan” appearing above.

Non-employee directors may also receive compensation in the form of stock awards under the 2007 Recognition and Retention Plan, and in the form of stock options under the 2007 Stock Option Plan. The Board of Directors does not intend to make recurring grants under these plans to members of the board, or otherwise to use these plans as a routine source of equity compensation for directors. The Board may make grants under one or both of these plans to individuals when they are first elected as directors. No grants were made to directors in 2012 under either of these plans.

Shares of common stock issued to directors under the 2007 Recognition and Retention Plan and stock options granted to directors under the 2007 Stock Option Plan vest in 20% annual increments over the five-year period beginning on the date of grant. All awards will become vested upon a director’s death or disability, or upon a change in control of the Company, as that term is defined in the plans. At February 28, 2013, a total of 9,000 shares previously issued to directors pursuant to the 2007 Recognition and Retention Plan remained unvested.

Cash dividends payable with respect to shares of common stock issued to directors under the Directors’ Equity Compensation Plan and under the 2007 Recognition and Retention Plan are paid in the same amount and at the same time as dividends are paid to shareholders generally. Stock dividends, stock splits and similar transactions will have the same effect on shares of stock issued pursuant to the Directors’ Equity Compensation Plan and under the 2007 Recognition and Retention Plan as on all other outstanding shares of People’s United common stock.

Prior to 2008, Messrs. Dwight and Richards deferred a portion of their director compensation pursuant to a non-qualified deferred compensation plan maintained by Chittenden for the benefit of its directors. People’s United assumed responsibility for this plan in 2008. Account balances for Messrs. Dwight and Richards under this plan are deemed invested in shares of People’s United common stock, and future distributions from the plan will be made to Messrs. Dwight and Richards in the form of shares of People’s United stock rather than in cash.

For the period from January 1, 2012 through December 31, 2012, the value of Mr. Dwight’s and Mr. Richards’ accounts under this plan declined by $9,698 and $15,179, respectively. The change in value during the year reflects changes in the market price of People’s United stock and the effect of the deemed reinvestment of dividends paid on an equivalent number of shares of People’s United stock.

Stock Ownership Guidelines. The Board of Directors has adopted guidelines for stock ownership by directors in order to encourage members of the Board to increase their ownership of the Company’s stock over time. Under these guidelines, directors with at least five years of Board service are expected to own shares of the Company’s common stock with a value equal to five times the value of the then-current annual cash retainer and stock award, or $595,000. The guidelines also provide that directors who have less than five years of Board service are expected to own shares of People’s United common stock with a value equal to three times the then-current value of the annual cash retainer and stock award by the annual meeting following the director’s third anniversary of Board service, and are expected to own shares of common stock with a value equal to five times the then-current value of the annual cash retainer and stock award by the annual meeting following the fifth anniversary of Board service. Messrs. Dwight and Richards, who joined the Board of Directors in January 2008, and Mr. Bottomley, who joined the Board in July 2011, were subject to these transitional guidelines during 2012. The stock ownership of all members of the Board of Directors was in compliance with applicable guidelines as of December 31, 2012.

Certain Transactions with Members of Our Board of Directors and Executive Officers

We engage in banking transactions (including loans and other extensions of credit) in the ordinary course of business with various business organizations which have directors or executive officers of the Company as their officers, partners, members and shareholders. We also extend credit to directors and executive officers of the Company and to members of their immediate families to the extent permitted under applicable laws and regulations. Such transactions are made in the ordinary course of business; are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not affiliated with the Company; and do not involve more than the normal risk of collectability or present other unfavorable features.

In 2012, the Company entered into a lease for office space in New York City. The landlord of the building agreed to pay a commission totaling $1,109,318 to a real estate brokerage firm in connection with this transaction. Jonathan Schindler, who is the brother-in-law of Robert E. Trautmann, one of the Company’s executive officers, is a managing director and principal of the brokerage firm. As compensation for his efforts relating to the transaction, Mr. Schindler became entitled to receive a portion of the commission paid to the firm, or $72,621. Mr. Trautmann, who is not one of the named executive officers, did not participate, directly or indirectly, in negotiating or effecting the transaction.

Except as described above, during 2012 we did not engage in any transactions with any person or entity under circumstances where the director, executive officer or family member had a direct or indirect material interest in the transaction.

ITEM II. ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company seeks a non-binding advisory vote to approve the compensation of our named executive officers as described under the heading “Compensation Discussion and Analysis” and the accompanying tables and text regarding named executive officer compensation in this proxy statement.

This proposal gives you an opportunity to express your views on the compensation of the Company’s named executive officers. Your vote is advisory, and it will not be binding upon the Board of Directors. However, the Compensation, Nominating and Governance Committee expects to take the outcome of the vote into account when making future executive officer compensation decisions.

The objectives of our executive compensation programs are described in detail in the Compensation Discussion and Analysis. We believe that our compensation policies and decisions are designed to implement a performance-based pay philosophy, are aligned with the long-term interests of our shareholders and are competitive.

We are presenting this proposal, which gives you as a shareholder the opportunity to approve (on a non-binding, advisory basis) the compensation of our named executive officers as disclosed in this proxy statement by voting for or against the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Company’s proxy statement for its 2013 annual meeting.

The Board of Directors recommends that shareholders vote “for” approval of the named executive officers’ compensation in accordance with the foregoing resolution.

ITEM III. AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF

INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The Board of Directors has approved, and is proposing to the shareholders, the amendment and restatement of our Second Restated Certificate of Incorporation, as amended, to eliminate the classified board structure. Currently, directors of People’s United are elected for staggered terms of three years. In 2012, the Board of Directors considered the advantages and disadvantages of a classified board and determined to take action to declassify the Board.

The Board of Directors believes the annual election of directors reflects a best practice in corporate governance and provides shareholders the opportunity to express their views on the performance of the entire board each year. In making its determination, the Board of Directors considered the recent trend among financial institutions and other public companies toward annual elections of directors and the view among institutional investors and some governance experts that annual elections increase the accountability of directors. The Board of Directors also considered the vote of the Company’s shareholders on April 19, 2012 to approve a non-binding proposal submitted by a shareholder requesting that the Board of Directors take action to declassify the Board.

In addition, the Board of Directors considered the role of the classified board in promoting stability and continuity, particularly in the event of an unsolicited takeover offer. The Board of Directors considered that removing the classified Board of Directors will shorten the time required for a majority stockholder or group of shareholders to replace a majority of the Board of Directors. Under the current classified structure, a majority of the Board of Directors may be replaced only after two years.

Having considered the advantages and disadvantages of eliminating the classified board structure, the Board of Directors is recommending the declassification of the Board in a manner which does not affect the unexpired terms of previously elected directors.

If the shareholders approve this proposal by the requisite vote, the terms of all directors will expire at the annual meeting of shareholders each year and their successors will be elected for one-year terms that will expire at the next annual meeting. If shareholders approve this proposal, the nominees for election at the Annual Meeting, if elected, will have terms expiring at the 2014 Annual Meeting. The amendment will not affect the current terms of the directors who were elected at the 2011 and 2012 Annual Meetings, who will continue to hold their offices until their current terms expire in 2014 and 2015, respectively.

The Board of Directors has approved additional non-substantive amendments to our Second Amended and Restated Certificate of Incorporation to (1) update a historical reference to the liquidation account established in connection with the Bank’s second-step conversion in 2007; (2) revise and clarify a number of internal section cross-references; and (3) delete a historical reference to the sole incorporator of the Company. These amendments are reflected in the proposed Third Amended and Restated Certificate of Incorporation.

Schedule A to the proxy statement sets forth the proposed Third Amended and Restated Certificate of Incorporation that shows by strike-through (for deleted text) and underscore (for new text) the changes to the Second Restated Certificate of Incorporation, as amended.

Approval of the Third Amended and Restated Certificate of Incorporation requires the affirmative vote of at least a majority of the shares of People’s United common stock issued and outstanding as of the record date, or                      shares.

If this proposal is approved by the requisite vote of shareholders, we will file the Third Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, and the amendment will be effective upon filing. We intend to file the amended and restated certificate promptly after the requisite vote is obtained.

The Board of Directors recommends that shareholders vote “for” the amendment and restatement of the Certificate of Incorporation.

ITEM IV. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP, certified public accountants, as People’s United’s independent registered public accounting firm for the year ending December 31, 2013. KPMG LLP has served as the Company’s independent registered public accounting firm since 2007, and as the independent registered public accounting firm for the Bank since 1986. In taking this action, the Audit Committee reviewed the firm’s professional competence, proposed audit scope and related fees, and the types of non-audit services rendered by the firm and related fees. Fees billed by KPMG LLP to People’s United (which includes fees billed to its affiliates) for professional services rendered during each of the two most recent fiscal years were as follows:

Audit Fees

Fees for the integrated audit of People’s United’s annual consolidated financial statements and internal control over financial reporting, reviews of interim consolidated financial statements included in the Company’s Form 10-Q filings, and other audit services totaled $2,230,000 and $2,158,000 for the years ended December 31, 2012 and 2011, respectively.

Audit-Related Fees

Fees for assurance and related services reasonably related to the audit or review of People’s United’s financial statements and those of its subsidiaries (to the extent not classified as “Audit Fees”) totaled $182,000 in 2012 and $172,000 in 2011. For each of those years, these services consisted of: financial statement audits of various employee benefit plans and preparation of a report on certain internal control policies and procedures of the Bank’s Wealth Management and Trust Department.

Tax Fees

People’s United did not pay any fees for tax compliance, tax advice or tax planning services to KPMG LLP either in 2012 or 2011.

All Other Fees

KPMG LLP did not provide or bill for any products and professional services other than those included in the three categories listed above either in 2012 or 2011.

The Audit Committee has sole authority to appoint the Company’s independent registered public accounting firm. In making this appointment, the Audit Committee carefully considered the firm’s qualifications as auditors for People’s United. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with KPMG LLP in all of these respects. In addition, the Audit Committee considered the matters discussed above under the heading “Audit Committee Report”. The Audit Committee also considered factors relating to the independence of KPMG LLP, including whether KPMG LLP’s provision of non-audit services (i.e., services giving rise to fees other than the audit fees disclosed above) is compatible with maintaining KPMG LLP’s independence.

By resolution adopted on July 19, 2007, the Audit Committee has delegated to George P. Carter (Chairman of the Audit Committee and an independent director under applicable listing standards) the authority to pre-approve the rendering of audit services and permissible non-audit services by People’s United’s independent registered public accounting firm. Mr. Carter is required to report any exercise of this authority to the full Audit Committee at its next scheduled meeting, and to seek the Audit Committee’s ratification of any action so taken.

In recognition of the important role of the independent registered public accounting firm, the Board of Directors has determined that the appointment of KPMG LLP should be submitted to the shareholders for ratification.

Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders present at the annual meeting.

The Board of Directors recommends that shareholders vote “for” ratification of the appointment of KPMG LLP as the independent registered public accounting firm for People’s United for the year ending December 31, 2013.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting. In the event that matters not known at this time should come before the meeting, the form of proxy confers certain discretionary authority with respect to these matters and, unless such authority is withdrawn on the form of proxy, it is the intention of the persons named in the proxy to vote in accordance with their judgment on these matters.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to be considered for inclusion in People’s United’s proxy materials for the annual meeting of shareholders in 2013, shareholder proposals must be received by the Company at its principal executive offices no later than November 8, 2013. Under Securities and Exchange Commission rules relating to the exercise of discretionary voting authority when a shareholder commences his or her own proxy solicitation or intends to present a proposal from the floor of the shareholders meeting, shareholders are advised that under the advance notice provisions of People’s United’s bylaws a shareholder proposal will be considered untimely, with respect to the annual meeting in 2013, if received by People’s United after January 19, 2013, which is ninety days in advance of the anniversary of the 2012 annual meeting. Shareholder proposals and other advance notices must be submitted to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attention: Corporate Secretary.

AVAILABILITY OF FORM 10-K

People’s United’s Annual Report on Form 10-K for the year ended December 31, 2012 is available through the Securities and Exchange Commission’s website on the internet at www.sec.gov. You may obtain a copy of this report without charge by sending a written request to: Peter C. Goulding, Investor Relations, People’s United Financial, Inc., 850 Main Street, 15th Floor, Bridgeport, CT 06604. This report will also be available on the Bank’s website, www.peoples.com, without charge.

By Order of the Board of Directors

Robert E. Trautmann, Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 18, 2013

The proxy statement and Annual Report on Form 10-K are available at:

www.proxyvote.com

Meeting information:

•	When: 10:00 a.m. Eastern time on April 18, 2013

•	Where: 850 Main Street, Bridgeport, Connecticut

•	Why: To vote on the following four items:

•	Election of directors

•	Non-binding advisory vote to approve compensation of named executive officers

•	Amendment and restatement of Certificate of Incorporation

•	Ratification of appointment of KPMG LLP as independent registered public accounting firm for People’s United Financial, Inc.

Management recommends a vote for each of the nominees for election named in the proxy statement, for approval of the compensation of the named executive officers, for approval of the amendment and restatement of the Certificate of Incorporation, and for approval of KPMG. Please read the proxy statement for more information about each of these items.

If you wish to vote electronically or by telephone, the control/identification number and other information you will need is printed on the proxy card that is enclosed with this proxy statement.

You may attend the meeting and vote in person if you choose to do so. If you need directions, please call Investor Relations at 203-338-7228.

SCHEDULE A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PEOPLE’S UNITED FINANCIAL, INC.

~~SECOND~~ THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PEOPLE’S UNITED FINANCIAL, INC.

PURSUANT TO SECTIONS 242 AND 245

OF THE GENERAL CORPORATION LAWS OF THE STATE OF DELAWARE

People’s United Financial, Inc., incorporated in the State of Delaware on November 2, 2006, hereby amends and restates its Certificate of Incorporation as follows:

ARTICLE I

NAME

The name of the corporation is People’s United Financial, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, Dover, DE 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

ARTICLE IV

CAPITAL STOCK

SECTION 4.01—SHARES, CLASSES AND SERIES AUTHORIZED. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Two Billion (2,000,000,000) shares, of which Fifty Million (50,000,000) shares shall be preferred stock, par value $0.01 per share, (the “Preferred Stock”), and One Billion Nine Hundred Fifty Million (1,950,000,000) shares shall be common stock, par value $0.01 per share, (the “Common Stock”). The Preferred Stock and Common Stock are sometimes hereinafter collectively referred to as the “Capital Stock.”

SECTION 4.02—DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS RELATING TO THE CAPITAL STOCK. The following is a statement of the designations, powers, preferences and rights in respect of the classes of the Capital Stock, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the “Board of Directors”):

(a) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers, preferences and rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law. The Board of Directors in any such resolution or resolutions is expressly authorized to state for each such series:

(i) the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;

(ii) the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series shall be entitled to receive dividends and other distributions, and whether any such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

(iii) whether any shares of the stock of each such series shall be redeemable by the Corporation at the option of the Corporation or the holder thereof and, if redeemable, the terms and conditions upon which any shares of the stock of such series may be redeemed;

(iv) the amount payable and the rights or preferences to which the holders of the stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(v) the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

(vi) any other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the GCL.

Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and, in case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.

(b) Common Stock. Except as otherwise provided for by law, the shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters on which shareholders have the right to vote. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the GCL.

Subject to the preferences, privileges and powers with respect to each class or series of Preferred Stock having any priority over the Common Stock, and the qualifications, limitations or restrictions thereof, the holders of the Common Stock shall have and possess all rights pertaining to the Capital Stock; provided however, that in the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after:

(i) payment or provision for payment of the Corporation’s debts and liabilities;

(ii) distributions or provision for distributions in settlement of the liquidation account, if any, established by People’s United Bank, (~~People’s Bank,~~ which at the time such liquidation account was established in 2007 was known as People’s Bank and was a savings bank organized under the laws of the United States) (together with any successor thereto, the “Bank”)~~a savings bank organized under the laws of the United States (the “Bank”)~~; and

(iii) distributions or provisions for distributions to holders of any class or series of Capital Stock having preference over the Common Stock in the liquidation, dissolution, or winding up of the Corporation.

(c) No Class Vote On Changes In Authorized Number Of Shares Of Preferred Stock. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the GCL.

ARTICLE V

BOARD OF DIRECTORS

SECTION 5.01—NUMBER OF DIRECTORS. The number of directors of the Corporation shall be as determined only by resolution of the Board of Directors, but shall not be ~~less~~ fewer than five (5) nor more than fifteen (15) (other than directors elected by holders of shares of one or more series of Preferred Stock). No decrease in the number of directors shall affect the term of any director then in office.

SECTION 5.02—~~CLASSIFICATION OF BOARD~~ TERMS OF OFFICE. Subject to the rights of any holders of shares of any series of Preferred Stock that may be issued by the Corporation pursuant to a resolution or resolutions of the Board of Directors providing for such issuance, and subject to the provisions hereof, ~~the directors of the Corporation shall be divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire number of the Board, with the terms of office of one class expiring each successive year. One class of directors shall be initially elected for a term expiring at the first annual meeting of shareholders, another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held in the following year and another class shall be initially elected for a term expiring at the annual meeting of shareholders to be held two years thereafter.~~ commencing with the 2013 annual meeting of shareholders, directors shall be elected annually for terms of one year and shall hold office until the next annual meeting of shareholders. Directors elected at the 2011 annual meeting of shareholders shall hold office until the 2014 annual meeting of shareholders; and directors elected at the 2012 annual meeting of shareholders shall hold office until the 2015 annual meeting of shareholders. In all cases, directors shall hold office until their respective successors are elected by the shareholders and have been qualified.~~At each annual meeting of shareholders, the successors to the class of directors (other than directors elected by holders of shares of one or more series of Preferred Stock) whose term expires at that time shall be elected by the shareholders to serve until the annual~~

~~meeting of shareholders held three years next following and until their successors shall be elected and qualified. In the event of any intervening changes in the authorized number of directors (other than directors elected by holders of shares of one or more series of Preferred Stock), only the Board of Directors shall designate the class or classes to which the increases or decreases in directorships shall be apportioned in order to achieve, as near as may be possible, equality of number of directors among the classes; provided however, that no such apportionment or redesignation shall shorten the term of any incumbent director.~~

Unless and to the extent that the Bylaws so provide, elections of directors need not be by written ballot.

SECTION 5.03—VACANCIES. Subject to the limitations prescribed by law and this Certificate of Incorporation, all vacancies on the Board of Directors, including vacancies created by newly created directorships resulting from an increase in the number of directors (subject to the provisions ~~of Section 4 of this Article V~~ 5.04 relating to directors elected by holders of shares of one or more series of Preferred Stock), shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, and any director so elected shall serve ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ until the next annual meeting of shareholders and until such director’s successor shall be elected and qualified.

SECTION 5.04—DIRECTORS ELECTED BY PREFERRED SHAREHOLDERS. Notwithstanding anything set forth in this Certificate of Incorporation to the contrary, the qualifications, term of office and provisions governing vacancies, removal and other matters pertaining to directors elected by holders of shares of one or more series of Preferred Stock shall be as set forth in a resolution or resolutions adopted by the Board of Directors setting forth the designations, preferences and rights relating to any such series of Preferred Stock pursuant to ~~Article IV,~~ Section 4.02 hereof.

SECTION 5.05—EVALUATION OF ACQUISITION PROPOSALS. The Board of Directors of the Corporation, when evaluating any offer to the Corporation or to the shareholders of the Corporation from another party to (a) purchase for cash, or exchange any securities or property for, any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another entity or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, may give due consideration to the extent permitted by law not only to the price or other consideration being offered, but also to all other relevant factors, including, without limitation, the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the effects on the communities in which the Corporation’s and its subsidiaries’ facilities are located.

SECTION 5.06—NOMINATIONS TO BOARD OF DIRECTORS. Nominations of candidates for election as directors may be made only by the Board of Directors or by a record owner of Common Stock. Any such holder of Common Stock, however, may nominate one or more persons for election as director at a meeting only if written notice of such holder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not later than: (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the earlier of: (i) the date on which notice of such meeting is first given to shareholders; or (ii) the date on which a public announcement of such meeting is first made. Each such notice shall include: (1) the name and address of each shareholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (2) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (3) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (4) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 5.07. REMOVAL OF DIRECTORS. Any or all of the directors (subject to the provisions of ~~Article V,~~ Section 5.04 of this Certificate of Incorporation relating to directors elected by holders of shares of one or more series of Preferred Stock) may be removed at any time, but only for cause, and any such removal shall require the vote, in addition to any vote required by law, of not less than two thirds (66.67%) of the total votes eligible to be cast by the holders of all of the outstanding shares of Capital Stock entitled to vote generally in the election of directors at a meeting of shareholders expressly called for that purpose, voting together as a single class. For purposes of this Section 5.07, conduct worthy of removal for “cause” shall include, but not be limited to (a) conduct as a director of the Corporation or any subsidiary of the Corporation that involves willful material misconduct, breach of fiduciary duty involving personal pecuniary gain or gross negligence in the performance of duties, (b) conduct, whether or not as a director of the Corporation or a subsidiary of the Corporation that involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law or (c) removal of such person from the Board of Directors of the Bank, if such person is so serving, in accordance with the Certificate of Incorporation and Bylaws of the Bank.

ARTICLE VI

ACTION BY SHAREHOLDERS WITHOUT A MEETING

Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of shares of any series of Preferred Stock, no action that is required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of shareholders.

ARTICLE VII

CERTAIN BUSINESS COMBINATIONS

SECTION 7.01—HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law, this Certificate of Incorporation or by the provisions of any series of Preferred Stock that may at the time be outstanding, and except as otherwise expressly provided for in Section 7.02 ~~of this Article VII~~, any Business Combination, as hereinafter defined, shall require the affirmative vote of not less than two thirds (66.67%) (to the extent permitted by law) of the total number of votes eligible to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class (it being understood, that for purposes of this Article VII, each share of Voting Stock shall have the number of votes granted to it pursuant to Article IV of this Certificate of Incorporation or in any resolution or resolutions of the Board of Directors for issuance of shares of Preferred Stock), together (to the extent permitted by law) with the affirmative vote of at least fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder involved or any Affiliate or Associate thereof, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

SECTION 7.02—WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 7.01 ~~of this Article VII~~ shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of

Incorporation, if either (i) the Business Combination shall have been approved by a majority of the Disinterested Directors then in office or (ii) all of the conditions specified in the following subsections (a) through (g) are met:

(a) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers’ fees, dealer-management compensation and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys’ fees and expenses) paid by the Interested Shareholder for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors then in office) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid, other than in cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

(b) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, in such Business Combination shall be at least equal to the highest of the following (such requirement being applicable to each such class or series of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of such class or series of Voting Stock):

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers’ fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys’ fees and expenses) paid by the Interested Shareholder for any shares of such class or series of Voting. Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors then in office) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid other than in cash, per share of such class or series of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Voting Stock;

(ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(c) The consideration to be received by holders of any particular class or series of outstanding Voting Stock (including Common Stock) in such Business Combination shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock in such Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

(d) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder immediately prior to the Consummation Date shall be entitled to receive in such Business Combination cash or other consideration for their shares in compliance with subsections (a), (b) and (c) of this Section 7.02.

(e) After the Determination Date and prior to the Consummation Date:

(i) except as approved by a majority of the Disinterested Directors then in office, there shall have been no failure to declare and pay, or set aside for payment, at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock;

(ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors then in office, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors then in office; and

(iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except (A) as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder, (B) as the result of a stock dividend paid by the Corporation or (C) upon the exercise or conversion of securities of the Corporation issued pro rata to all holders of Common Stock which are exercisable for or convertible into shares of Voting Stock.

(f) After the Determination Date, the Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation or an Affiliate of the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(g) A proxy or information statement describing the proposed Business Combination in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such requirements, and the rules and regulations thereunder (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Exchange Act or subsequent provisions). The first page of such proxy or information statement shall prominently display the recommendation, if any, that a majority of the Disinterested Directors then in office may choose to make to the holders of Voting Stock regarding the proposed Business Combination. Such proxy or information statement shall also contain, if a majority of the Disinterested Directors then in office so requests, an opinion of a reputable investment banking firm (which firm shall be engaged solely on behalf of the shareholders of the Corporation other than the Interested Shareholder and shall be selected by a majority of the Disinterested Directors then in office, furnished with all information it reasonably requests and paid a reasonable fee for its services by the Corporation upon the Corporation’s receipt of such Opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of Voting Stock other than the Interested Shareholder.

SECTION 7.03—DEFINITIONS. For purposes of this Article VII, the following terms shall have the following meanings:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of filing by the Secretary of State of the State of Delaware of this Certificate of Incorporation, whether or not the Corporation was then subject to such rule.

(b) “Announcement Date” shall mean the date of the first public announcement of the proposal of the Business Combination.

(c) A Person shall be deemed the “beneficial owner,” or to have “beneficial ownership,” of any shares of Voting Stock that:

(i) such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(ii) such Person or any or its Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (but a Person shall not be deemed to be the beneficial owner of any Voting Stock solely by reason of an agreement, arrangement or understanding with the Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote, or to direct the vote of, pursuant to any agreement, arrangement or understanding (but neither such Person nor any Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any Affiliate or Associate is otherwise deemed the beneficial owner); or

(iii) is beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the parenthetical clause of Section 7.03(c)(ii)(B)) or disposing of any shares of Voting Stock; provided, however, that no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) (A) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Stock of the Corporation beneficially owned by any other such director or officer (or any Affiliate or Associate thereof) or (B) shall be deemed to beneficially own any Voting Stock of the Corporation owned by any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation and/or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan, not specifically allocated to such Person’s personal account.

(d) The term “Business Combination” shall mean any transaction that is referred to in any one or more of the following paragraphs (i) through (vi):

(i) any merger or consolidation of the Corporation or any Subsidiary (other than a merger pursuant to Section 253 of the GCL) with (A) any Interested Shareholder or (B) any other entity (whether or not such other entity is itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of any Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equal to ten percent (10%) or more of the total assets of the Corporation or the

Subsidiary in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made; or

(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder other than (A) on a pro rata basis to all holders of Voting Stock, (B) in connection with the exercise or conversion of securities issued pro rata that are exercisable for, or convertible into, securities of the Corporation or any Subsidiary or (C) the issuance or transfer of such securities having an aggregate Fair Market Value equal to less than one percent (1%) of the aggregate Fair Market Value of all of the outstanding Capital Stock; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, 1% of the issued and outstanding shares of such class or series of equity or convertible securities; or

(vi) the acquisition by the Corporation or a Subsidiary of any securities of an Interested Shareholder or its Affiliates or Associates.

(e) “Consummation Date” shall mean the date of the consummation of the Business Combination.

(f) “Determination Date” shall mean the date on which the Interested Shareholder became an Interested Shareholder.

(g) “Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, or otherwise affiliated with, the Interested Shareholder and who either was a member of the Board of Directors prior to the Determination Date, or was recommended for election by a majority of the Disinterested Directors in office at the time such director was nominated for election. If there is no Interested Shareholder, each member of the Board of Directors shall be a Disinterested Director.

(h) “Fair Market Value” shall mean:

(i) in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks or, if such stock is not quoted on such Composite Tape, or if such stock is not listed on such Exchange, then on the principal United States securities exchange registered under the Exchange Act, on which such stock is listed, or, if such stock is not listed on any such exchange, then the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ Stock Market or any system then in use, or, if no such quotation is available, then the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors then in office, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and

(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors then in office.

(i) References to “highest per share price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

(j) “Interested Shareholder” shall mean any Person (other than the Corporation, any Subsidiary or any pension, profit-sharing, stock bonus or other compensation or employee benefit plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation and/or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan or holding Voting Stock for the purpose of funding any such plan or funding employee lending for employees of the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner of fifteen percent (15%) or more of the Voting Stock; or

(ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of fifteen percent (15%) or more of the then outstanding shares of Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any other Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and not executed on any exchange or in the over-the-counter market through a registered broker or dealer.

In determining whether a Person is an Interested Shareholder pursuant to this subsection (j), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection (c) of this Section 7.03 but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(k) “Person” shall mean any corporation, partnership, trust, unincorporated organization or association, syndicate, any other entity or a natural person, together with any Affiliate or Associate of such Person or any other Person acting in concert with such Person.

(l) “Subsidiary” shall mean any corporation or entity of which a majority of any class or series of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subsection (j) of this Section 7.03, the term “Subsidiary” shall mean only a corporation or entity of which a majority of each class or series of outstanding voting securities is owned, directly or indirectly, by the Corporation.

(m) “Voting Stock” shall mean all of the outstanding shares of Capital Stock entitled to vote generally in the election of directors.

SECTION 7.04—POWERS OF THE DISINTERESTED DIRECTORS. When it appears that a particular Person may be an Interested Shareholder and that the provisions of this Article VII need to be applied or interpreted, then a majority of the directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article VII, and to determine on the basis of information known to them after reasonable inquiry of all facts necessary to ascertain compliance with this Article VII, including, without limitation, (a) whether a Person is an Interested Shareholder; (b) the number of shares of Voting Stock beneficially owned by any Person; (c) whether a Person is an Affiliate or Associate of another; (d) the Fair Market Value of: (i) the assets that are the subject of any Business Combination, (ii) the securities to be issued or transferred by the Corporation or any Subsidiary in any Business Combination, (iii) the consideration other than cash to be received by holders of shares of any class or series of Common Stock or Voting Stock other than Common Stock in any Business Combination, (iv) the outstanding Capital Stock or (v) any other item the Fair Market Value of which requires determination pursuant to this Article VII; and (e) whether all of the applicable conditions set forth in Section 7.02 ~~of this Article VII~~ have been met with respect to any Business Combination.

Any construction, application or determination made by the Board of Directors or the Disinterested Directors pursuant to this Article VII, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and neither the Corporation nor any of its shareholders shall have the right to challenge any such construction, application or determination.

SECTION 7.05—EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

SECTION 7.06—AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), in addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of Preferred Stock, any amendment, alteration, repeal or rescission of any provision of this Article VII must also be approved by either (a) a majority of the Disinterested Directors or (b) the affirmative vote of not less than two thirds (66.67%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock not beneficially owned by any Interested Shareholder or Affiliate or Associate thereof, voting together as a single class.

ARTICLE VIII

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the GCL as the same exists or may hereafter be amended.

ARTICLE IX

INDEMNIFICATION

SECTION 9.01—ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the GCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything contained in this Article IX, but subject to Section 9.07 ~~hereof~~, the Corporation shall not be obligated to indemnify any director or officer in connection with an action, suit or proceeding, or part thereof, initiated by such person against the Corporation unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board of Directors.

SECTION 9.02—ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by the GCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding anything contained in this Article IX, but subject to Section 9.07 ~~hereof~~, the Corporation shall not be obligated to indemnify any director or officer in connection with an action or suit, or part thereof, initiated by such person against the Corporation unless such action or suit or part thereof, was authorized or consented to by the Board of Directors.

SECTION 9.03—INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF A SUCCESSFUL PARTY. To the extent that a present or former director or officer of the Corporation has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Section 9.01 or 9.02 ~~of this Article IX~~, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

SECTION 9.04—INDEMNIFICATION FOR EXPENSES OF A WITNESS. To the extent that any person who is or was or has agreed to become a director or officer of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person shall be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

To the extent that any person who is or was or has agreed to become an employee or agent of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person may be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

SECTION 9.05—DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Section 9.01 or 9.02 ~~of this Article IX~~ (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.01 or 9.02 ~~of this Article IX~~. Any indemnification under Section 9.04 ~~of this Article IX~~ (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determinations shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of directors who were not parties to such action, suit or proceeding even though less than a quorum of the Board of Directors, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent counsel in a written opinion or (d) by the shareholders of the Corporation. To obtain indemnification under this Article IX, any person referred to in Section 9.01, 9.02, 9.03 or 9.04 ~~of this Article IX~~ shall submit to the Corporation a written request, including therewith such documents as are reasonably available to such person and are reasonably necessary to determine whether and to what extent such person is entitled to indemnification.

SECTION 9.06—ADVANCEMENT OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys’ fees and expenses) incurred by or on behalf of a director or officer in defending a civil or criminal action, suit or proceeding referred to in Section 9.01 or 9.02 ~~of this Article IX~~ shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by or on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of a written undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article IX or by law. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The majority of the directors who were not parties to such action, suit or proceeding may, upon approval of such director or officer of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

SECTION 9.07—PROCEDURE FOR INDEMNIFICATION. Any indemnification under Section 9.01, 9.02, 9.03 or 9.04 ~~of this Article IX~~ or advancement of costs, charges and expenses under Section 9.06 ~~of this~~

~~Article IX~~ shall be made promptly, and in any event within sixty (60) days (except indemnification to be determined by shareholders which will be determined at the next annual or special meeting of shareholders), upon the written request of the director or officer. The right to indemnification or advancement of expenses as granted by this Article IX shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction in the event the Corporation denies such request, in whole or in part, or if no disposition of such request is made within sixty (60) days of the request. Such person’s costs, charges and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, to the extent successful, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 9.06 ~~of this Article IX~~ where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 9.01 or 9.02 ~~of this Article IX~~, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, its independent counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.01 or 9.02 ~~of this Article IX~~, nor the fact that there has been an actual determination by the Corporation (including its directors, its independent counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 9.08—SETTLEMENT. The Corporation shall not be obligated to reimburse the costs, charges and expenses of any settlement to which it has not agreed. If, in any action, suit or proceeding (including any appeal) within the scope of Section 9.01 or 9.02 ~~of this Article IX~~, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision of this Article IX, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by or on behalf of such person prior to the time such settlement could reasonably have been effected.

SECTION 9.09—OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION; INDIVIDUAL CONTRACTS. The indemnification and advancement of costs, charges and expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of costs, charges and expenses may be entitled under law (common or statutory) or any Bylaw, agreement, policy of indemnification insurance or vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office, and shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the legatees, heirs, distributees, executors and administrators of any such person. Nothing contained in this Article IX shall be deemed to prohibit the Corporation from entering into, and the Corporation is specifically authorized to enter into, agreements with directors, officers, employees and agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article IX shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity (or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) at any time while this Article IX is in effect.

SECTION 9.10—SAVINGS CLAUSE. If this Article IX or any portion shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer, and may indemnify each employee or agent, of the Corporation as to any costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 9.11—INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any costs, charges or expenses, liability or loss incurred by such person in any such capacity, or arising out of such persons status as such, whether or not the Corporation would have the power to indemnify such person against such costs, charges or expenses, liability or loss under the Certificate of Incorporation or applicable law; provided, however, that such insurance is available on acceptable terms as determined by a vote of the Board of Directors. To the extent that any director, officer, employee or agent is reimbursed by an insurance company under an indemnification insurance policy for any costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement to the fullest extent permitted by any applicable portion of this Article IX, the Bylaws, any agreement, the policy of indemnification insurance or otherwise, the Corporation shall not be obligated to reimburse the person to be indemnified in connection with such proceeding.

SECTION 9.12—DEFINITIONS. For purposes of this Article IX, the following terms shall have the following meanings:

(a) The “Corporation” shall include, in addition to the resulting corporation, any constituent corporation or entity (including any constituent of a constituent) absorbed by way of an acquisition, consolidation, merger or otherwise, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or entity, or is or was serving at the written request of such constituent corporation or entity as a director or officer of another corporation, entity, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation or entity as such person would have with respect to such constituent corporation or entity if its separate existence had continued;

(b) “Other enterprises” shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;

(c) “Director or officer” of the Corporation shall include any director or officer of the Corporation who is or was or has agreed to serve at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise;

(d) “Serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by a director, officer, employee or agent of the Corporation with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof;

(e) “Fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

(f) To the fullest extent permitted by law, a person shall be deemed to have acted in “good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful,” if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise; and

(g) A person shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation,” as referred to in Sections 9.01 and 9.02 ~~of this Article IX~~ if such person acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

SECTION 9.13—SUBSEQUENT AMENDMENT AND SUBSEQUENT LEGISLATION. Neither the amendment, termination nor repeal of this Article IX or of relevant provisions of the GCL or any other applicable laws, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation or of any statute inconsistent with this Article IX shall eliminate, affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions of this Article IX with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of any such amendment, termination, repeal, provision or statute.

If the GCL is amended to expand further the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the GCL, as so amended.

ARTICLE X

AMENDMENTS

SECTION 10.01—AMENDMENTS OF CERTIFICATE OF INCORPORATION. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of shares of any series of Preferred Stock, any alteration, amendment, repeal or rescission (collectively, any “Change”) of any provision of this Certificate of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of a majority (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon; provided, however, that if any such Change relates to Section 9.13 ~~of Article IX~~ or Articles V, VI or X of this Certificate of Incorporation, such Change must also be approved either by (a) not less than a majority of the authorized number of directors and, if one or more Interested Shareholders (as defined in Article VII hereof) exists, by not less than a majority of the Disinterested Directors (as defined in Article VII hereof), or (b) the affirmative vote of the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon and, if the Change is proposed by or on behalf of an Interested Shareholder or a director who is an Affiliate or Associate (as such terms are defined in Article VII hereof) of an Interested Shareholder, by the affirmative vote of the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares of Capital Stock entitled to vote thereon not beneficially owned by an Interested Shareholder or an Affiliate or Associate thereof. Subject to the foregoing, the Corporation reserves the right to amend this Certificate of Incorporation from time to time in any and as many respects as may be desired and as may be lawfully contained in an original certificate of incorporation filed at the time of making such amendment.

Except as may otherwise be provided in this Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and to add or insert herein any other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of any nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Section 10.01.

SECTION 10.02—AMENDMENTS OF BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation, upon the vote of two-thirds of the members of the entire Board, is expressly authorized to make, alter, amend, rescind or repeal from time to time any of the Bylaws of the Corporation in accordance with the terms thereof; provided, however, that any Bylaw made by the Board of Directors may be altered, amended, rescinded or repealed in accordance with the terms thereof by the holders of two-thirds of the shares of Capital Stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board of Directors or holders of shares of Capital Stock entitled to vote thereon that is not less than the supermajority specified in such provision.

~~ARTICLE XI~~

~~NOTICES~~

~~The name and mailing address of the sole incorporator of this Corporation is:~~

~~Susan D. Stanley~~

~~People’s Bank~~

~~850 Main Street~~

~~Bridgeport, CT 06604~~

- - - o o 0 0 o o - - -

PEOPLE’S UNITED FINANCIAL, INC. 850 MAIN STREET BRIDGEPORT, CT 06604-4913

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	All	All	Except
	☐	☐	☐

1. Election of Directors
Nominees

01 Kevin T. Bottomley 02 John K. Dwight 03 Janet M. Hansen 04 Mark W. Richards

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.	For	Against	Abstain
2. Approve the advisory (non-binding) resolution relating to the compensation of named executive officers.	☐	☐	☐
3. Approve the amendment and restatement of the Certificate of Incorporation.	☐	☐	☐
4. Ratify KPMG LLP as our independent registered public accounting firm for 2013.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

PEOPLE’S UNITED FINANCIAL, INC.

Annual Meeting of Shareholders

April 18, 2013 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Collin P. Baron, George P. Carter and Richard M. Hoyt, or any two of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common stock of PEOPLE’S UNITED FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on April 18, 2013, at 850 Main Street Bridgeport, CT 06604, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side